PRELIMINARY OFFERING CIRCULAR DATED JULY 15, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Vivos Inc.

719 Jadwin Avenue

Richland, Washington 99352

(509) 736-4000

http://www.radiogel.com

Up to 60,000,000 Shares of Common Stock, par value $0.001 per share, at an offering price of $0.15 per Share ($9,000,000)

SEE “DESCRIPTION OF CAPITAL STOCK” AT PAGE 46.

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$0.15		$-	$
Total Minimum	$0.15	1	$-		$0.15
Total Maximum	$9,000,000	60,000,000	$-		$9,000,000

(1)	We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $100,000. See “Plan of Distribution.”

Vivos Inc. (the “Company”) is offering up to 60,000,000 shares of common stock, par value $0.001 per share, at an offering price of $0.15 per share. The offering will terminate at the earlier of: (i) the date at which the maximum offering amount has been sold, (ii) the date which is one year from this offering being qualified by the Securities and Exchange Commission (“SEC”), or (iii) the date at which the offering is earlier terminated by us in our sole discretion, which may occur at any time.

This offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. We reserve the right to undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for the offering will not be kept in an escrow account. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section of this Offering Circular entitled “Use of Proceeds.” If there are no sales of our common stock pursuant to this Offering Circular, or upon termination of this offering without any corresponding sales, the investments for this offering will be promptly returned to investors, without deduction and generally without interest. There is no minimum purchase requirement for investors. See “Plan of Distribution.”

We have yet to identify a broker-dealer or selling agent to act as our lead managing selling agent to offer shares of our common stock to prospective investors on a “best efforts” basis. In the event that we do identify and make arrangements with a selling agent to offer our securities, the selling agent may engage one or more co-managing selling agents, sub selling agents or selected dealers. A selling agent is not required to purchase the shares of common stock being offered pursuant to this Offering Circular and is not required to sell any specific number or dollar amount of shares of common stock in the offering.

We expect to commence the offer and sale of the shares of common stock being offered pursuant to this Offering Circular as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” located on page 8 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

The Company is following the Form S-1 format of disclosure under Regulation A pursuant to general instructions of
Part II(a)(1)(ii) of Form 1-A for this Offering Circular.

In this Offering Circular, the term “Vivos,” the “Company,” “We” or “Our” refers to Vivos Inc. and its subsidiaries.

2

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Industry and Market Data

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the medical device industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward- Looking Statements” and “Risk Factors” in this Offering Circular.

3

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward looking- statements. See the section entitled “Statement Regarding Forward- Looking Statements.”

Overview

Vivos Inc. (the “Company”, “we”, “us”, “our”) is a radiation oncology medical device company engaged in the development of its yttrium-90 (“Y-90”) based precision radionuclide therapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists, and engineers, collaborating with strategic partners, including national laboratories, universities, and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers, and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

Financing and Strategy

In November 2019, the Securities and Exchange Commission (the “SEC”) qualified the Company’s offering of its common stock, par value $0.001 per share, under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), which offering was and amended from time to time thereafter (the “2019 Regulation A+ Offering”). In September 2021, the SEC qualified the Company’s offering of Common Stock under Regulation A, which offering was amended from time to time thereafter (together with the 2019 Regulation A+ Offering, the “Prior Regulation A+ Offerings”). During the year ended December 31, 2023, $1,179,245 was raised through the sale of 16,132,000 shares of common stock and the private placement of 18,797,000 warrants. During the period January 1, 2024 through May 10, 2024, the Company raised $834,000 through the issuance of 13,000,000 shares of common stock and the private placement of 2,000,000 warrants.

The Company anticipates using the proceeds from this offering as follows:

For the animal therapy market:

●	Expand communication on our website, the social media, conference, and journals to increase the number of certified clinics for small animal and equine therapy and to increase the number of patients.
●	Subsidize some IsoPet® therapies, if necessary, to ensure that all viable candidates are treated.
●	Assist a new regional clinic with their license and certification training.

For the human market:

●	Enhance the pedigree of the Quality Management System.
●	Begin automation of product manufacturing.
●	Fund liability insurance for human clinical studies.
●	Fund human clinical studies in the US.

Research and development of the Company’s precision radionuclide therapy product line has been funded with proceeds from the sale of equity and debt securities, including from the Prior Regulation A+ Offerings. The Company requires additional funding of approximately 2.5 million annually to maintain operating activities. Over the 36 months, the Company believes it will cost approximately $8-9million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct Phase I, pilot, clinical trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States. The proceeds raised from the Prior Regulation A+ Offerings were used to fund this development and proceeds from the current offering will used to continue such development efforts.

4

The continued deployment of the precision radionuclide therapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the precision radionuclide therapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s precision radionuclide therapy products as Class II or Class III devices (or otherwise) and any requirements for additional studies which may possibly include clinical studies. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or from proceeds raised from the Prior Regulation A+ Offering and this offering.

The Company intends to expand the indications for use in phases: first, for lymph nodes associated with thyroid cancer, secondly, cancerous lung nodules, and finally, all non-sectable solid tumors. It is anticipated that the medical community may begin to use RadioGel off-label, we will support but will not encourage that practice.

Following receipt of required regulatory approvals and financing, in the U.S., the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

Long-term, the Company intends to consider resuming research efforts with respect to other products and technologies, such as Gamma Gel and Alpha Gel intended to help improve the diagnosis and treatment of cancer and other illnesses. These long-term goals are subject to the Company: (1) receiving adequate funding; (2) receiving regulatory approval for RadioGelTM and other precision radionuclide therapy products; and (3) being able to successfully commercialize its precision radionuclide therapy products.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

The Company’s headquarters are in Southeast Washington., The initial focus of the animal therapy market has been the Northwestern sector of the United States. The Company has initiated marketing efforts to the animal therapy market in other regions of the United States, attempting to increase the exposure to our product and increase revenue opportunities..

As of March 31, 2024, the Company has $1,370,829 cash on hand. There are currently commitments to vendors for products and services purchased. To continue the development of the Company’s products, the current level of cash may not be enough to cover the fixed and variable obligations of the Company. The Company has focused on operating on minimum overhead, including using a virtual office for the last several years and experienced industry consultants available on an as needed basis.. This has helped stretch the investment dollars on activities that enhance our objectives.

There is no guarantee that the Company will be able to raise additional funds or to do so at an advantageous price.

Risk Factors

●	we are a development stage company with no current revenue, and limited experience developing medical devices, including those intended for use in the radiation oncology field, which makes it difficult to assess our future viability;

●	the conservative veterinary community is slow to use a new product such as IsoPet without a great deal of data which requires investment and time;

5

●	we depend heavily on the success of RadioGel™, and we cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, RadioGel™, or any other future product candidates;

●	failures or delays in the commencement or business plan could delay, prevent, or limit our ability to generate revenue and continue our business;

●	we face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations;

●	future sales or issuances of our securities, including the sale of securities being offered hereby, may cause immediate and substantial dilution to existing stockholders;
●	there is only one supplier of Y-90 in the United States, requiring us to rely entirely on this supplier to provide the Y-90 particles needed to produce RadioGelTM. If we are unable to obtain a sufficient supply of Y-90 particles, we will not be able to proceed with our development of RadioGelTM and our business will be materially harmed;

●	if we are unable to adequately protect our proprietary technology, or obtain and maintain issued patents that are sufficient to protect our product candidates, others could compete against us more directly, which would have a material adverse impact on our business, results of operations, financial condition and prospects; and

●	we have incurred significant net losses since inception and we will continue to incur substantial operating losses for the foreseeable future.

See the section entitled “Risk Factors” for a more thorough discussion of risks related to an investment in our common stock.

Corporate Information

Vivos Inc. was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On September 6, 2006, the Company changed its name to Advanced Medical Isotope Corporation, and on December 28, 2017, to Vivos Inc. The Company has authorized capital of 950,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.

Our principal place of business is located at 719 Jadwin Avenue, Richland, WA 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently quoted on the OTCQB Marketplace under the symbol “RDGL.”

THE OFFERING

Issuer:	Vivos Inc.

Securities offered by the Company:	A maximum of 60,000,000 shares of our common stock, par value $0.001 per share. See the section entitled “Plan of Distribution.”

Number of shares of common stock outstanding before the offering:	410,842,241 shares

Number of shares of common stock to be outstanding after the offering:	Up to 470,842,241 shares

Price per share:	$0.15 per share

Minimum offering amount:	1 share of common stock ($0.15)
Maximum offering amount:	60,000,000 shares of common stock ($9,000,000)

Trading market	OTCQB Marketplace under the symbol “RDGL”

Use of proceeds:	We currently intend to use the majority of the proceeds we receive from this offering secure the Investigational Device Exemption (“IDE”), which will set the stage for human clinical trials and to expand our animal therapy business to new regional clinics and increase related marketing activities. Our intent is to initiate and target to complete Pilot trials and subject to FDA feedback, initiate and complete Pivotal trials. This is dependent on the responsiveness and timing of FDA comments on the IDE. In addition, we intend to apply certain proceeds towards expanding domestic and international patent protection, offering expenses, public company and corporate costs, research and development and other application development, and working capital. See the section entitled “Use of Proceeds” for additional details regarding out intended use of proceeds.

6

Summary Financial Information

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included later in this Offering Circular.

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023	2022

Revenues, net	$4,500	$6,000	$19,500	$36,499
Cost of Goods sold	(6,000)	(7,536)	(25,536)	(28,779)
Gross (loss) profit	(1,500)	(1,536)	(6,036)	7,720

OPERATING EXPENSES
Professional fees, including stock-based compensation	403,637	84,216	1,606,923	1,755,316
Payroll expenses	91,125	72,508	281,716	275,240
Research and development	57,447	46,375	732,698	343,802
General and administrative expenses	23,420	43,683	165,773	151,111
Total Operating Expenses	575,629	246,782	2,787,110	2,525,469

OPERATING LOSS	(577,129)	(248,318)	(2,793,146)	(2,517,749)

NON-OPERATING INCOME (EXPENSE)
Interest income	18,590	-	49,577	-
Loss on issuance of shares	-	-	(151,184)
Gain on debt extinguishment	-	-	-	47,588
Total Non-Operating Income (Expenses)	18,590	-	(101,607)	47,588

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(558,539)	(248,318)	(2,894,753)	(2,470,161)
Provision for income taxes	-	-	-	-
NET LOSS	(558,539)	(248,318)	$(2,894,753)	$(2,470,161)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Weighted average common shares outstanding – basic	389,406,447	362,541,528	368,805,214	351,425,912

	At December 31,	At March 31, 2024
Consolidated Balance Sheet Data:	2023	Actual	Pro Forma (1)
Cash	$1,592,287	$1,370,829	$	[●]
Total assets	1,610,124	1,382,329		[●]
Accounts payable and accrued expenses	245,004	74,766		[●]
Total stockholders’ equity	1,365,120	1,307,563		[●]

(1)	The pro forma information included herein assumes that we sell the maximum number of shares of common stock offered hereby at public offering price of $0.15 per share and includes and $704,000 raised by the company in May 2024.

7

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Offering Circular, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS ASSOCIATED WITH THE COMPANY’S BUSINESS

Our independent registered public accounting firms’ reports on its financial statements questions the Company’s ability to continue as a going concern.

The Company’s independent registered public accounting firms’ reports on the Company’s financial statements for the years ended December 31, 2023 and 2022 express substantial doubt about the Company’s ability to continue as a going concern. The reports include an explanatory paragraph stating that the Company has suffered recurring losses, used significant cash in support of its operating activities and based on its current operating levels, require additional capital or restructuring to sustain its operation for the foreseeable future. There is no assurance that the Company will be able to obtain sufficient additional capital to continue its operations and to alleviate doubt about its ability to continue as a going concern. If the Company obtains additional financing, such funds may not be available on favorable terms and likely would entail considerable dilution to existing shareholders. Any debt financing, if available, may involve restrictive covenants that restrict its ability to conduct its business. It is extremely remote that the Company could obtain any financing on any basis that did not result in considerable dilution for shareholders. Inclusion of a “going concern qualification” in the report of its independent accountants or in any future report may have a negative impact on our ability to obtain debt or equity financing and may adversely impact our stock price.

A combination of our current financial condition and the FDA’s determinations to date regarding Radiogel™ raise material concerns about ability to continue as a going concern.

The Company will not be able to continue as a going concern unless the Company obtains financing. Depending upon the amount of financing, if any, the Company can obtain, the Company may not receive adequate funds to continue the approval process for RadioGel™ or other precision radionuclide therapy products with the FDA, which would disrupt our business operations or derail our business strategy, and materially and adversely affect our business, financial condition and results of operations.

The Company has generated operating losses since inception, which are expected to continue, and has increasing cash requirements, which it may be unable to satisfy.

The Company has generated material operating losses since inception. The Company has had recurring net losses since inception which has resulted in an accumulated deficit of $83,009,320 and $82,450,781 as of March 31, 2024 and December 31, 2023, respectively, including net losses of $558,539 and $2,894,753 for the three months ended March 31, 2024 and the year ended December 31, 2023. Historically, the Company has relied upon investor funds to maintain its operations and develop its business. The Company needs to raise additional capital from investors for working capital as well as business expansion, and there is no assurance that additional investor funds will be available on terms acceptable to the Company, or at all. If the Company is unable to unable to obtain additional financing to meet its working capital requirements, the Company likely would cease operations.

The Company requires funding of at least $2.5 million to maintain current operating activities through 2025. Over the next 36 months, the Company believes it will cost approximately $9 million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct pilot, and pivotal trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States.

8

The principal variables in the timing and amount of spending for in the next 12 to 24 months will be the timing of the receipt, if any, of the Investigation Device Exemption (IDE) from the FDA. FDA’s classification of Radiogel™ as Class II or Class III devices (or otherwise) and the requirements for initiating and completing pilot and pivotal trials. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Recent economic events, the inherent instability in global capital markets, as well as the lack of liquidity in the capital markets, could adversely impact the Company’s ability to obtain financing and its ability to execute its business plan, which would materially and adversely affect our business and operations.

The Company has a limited operating history, which may make it difficult to evaluate its business and prospects.

The Company has a limited operating history upon which one can base an evaluation of its business and prospects. As a company in the development stage, there are substantial risks, uncertainties, expenses, and difficulties to which its business is subject. To address these risks and uncertainties, the Company must do the following:

●	successfully develop and execute the business strategy;

●	respond to competitive developments; and

●	attract, integrate, retain and motivate qualified personnel.

There is no assurance that the Company will achieve or maintain profitable operations or that the Company will obtain or maintain adequate working capital to meet its obligations as they become due. The Company cannot be certain that its business strategy will be successfully developed and implemented or that the Company will successfully address the risks that face its business. In the event that the Company does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected.

The Company’s products are regulated and require appropriate clearances and approvals to be marketed in the U.S. and globally.

There is no assurance the FDA or other global regulatory authorities will grant the Company permission to market the Company’s precision radionuclide therapy Y-90 RadioGel™ device.

The Company has been working with the FDA to obtain clearance for its precision radionuclide therapy Y-90 RadioGelTM device, but no assurances have been received. On December 23, 2014, the Company announced that it submitted a de novo application to the FDA for marketing clearance for its patented Y-90 RadioGelTM device pursuant to Section 513(f)(2) of the U.S. Food, Drug and Cosmetic Act (the “Act”). In June 2015, the FDA notified the Company the de novo application was not granted. In February 2014, the FDA found the same device under Section 510(k) of the Act not substantially equivalent and concluded that the device is classified by statute as a Class III medical device, unless the device is reclassified. The Company is seeking reclassification of the product to Class II. If the Company is successful in seeking reconsideration of the Company’s de novo application, as a regulatory matter, the device could be on an easier and faster path to market in the United States. However, there would still be the requirements to complete the in vitro and in vivo testing, and then some human clinical trials. That testing date is submitted in a de novo pre-market application and if accepted we could then go to market. As a practical matter, the Company would still need to secure funding and commercial arrangements before marketing could commence. If the de novo application is declined and if the Company obtains funding to permit it to continue operations, the Company will explore steps toward seeking approval for the device as a Class III medical device. Generally, the time period and cost of seeking approval as a Class III medical device is materially greater than the time period and cost of seeking approval as a Class II medical device. If the Company seeks approval as a Class III device, human clinical trials will be necessary. Generally, human trials for Class III products are larger, of longer duration and costlier than those for Class II devices.

9

There will be additional cost and time to reach marketing clearance or approval. Unless the Company obtains sufficient funding, it will be unable to undertake such activities. There can be no assurance that the product will be approved as either a Class II or Class III device by the FDA even if additional data is provided. There can be no assurance that the Company will receive FDA approval, or if it does, the timing thereof.

If the Company is successful in increasing the size of its organization, the Company may experience difficulties in managing growth.

The Company is a small organization with a minimal number of employees. If the Company is successful, it may experience a period of significant expansion in headcount, facilities, infrastructure and overhead and further expansion may be required to address potential growth and market opportunities. Any such future growth will impose significant added responsibilities on members of management, including the need to improve the Company’s operational and financial systems and to identify, recruit, maintain and integrate additional managers. The Company’s future financial performance and its ability to compete effectively will depend, in part, on the ability to manage any future growth effectively.

The Company’s business is dependent upon the continued services of the Company’s Chief Executive Officer, Michael Korenko. Should the Company lose the services of Dr. Korenko, the Company’s operations will be negatively impacted.

The Company’s business is dependent upon the expertise of its Chief Executive Officer, Michael Korenko. Dr. Korenko is essential to the Company’s operations. Accordingly, an investor must rely on Dr. Korenko’s management decisions that will continue to control the Company’s business affairs. The Company does not maintain key man insurance on Dr. Korenko’s life. The loss of the services of Dr. Korenko would have a material adverse effect upon the Company’s business. To mitigate this risk, David Swanberg, a current consultant to the Company, has been identified as a potential candidate to succeed Dr. Korenko, although no formal arrangement has been reached. See “Directors, Executive Officers and Significant Consultants” on page. 38.

The Company is heavily dependent on consultants for many of the services necessary to continue operations. The loss of any of these consultants could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s success is heavily dependent on the continued active participation of certain consultants and collaborating scientists. Certain consultants have no written contracts. Loss of the services of any one or more of its consultants could have a material adverse effect upon the Company’s business, results of operations and financial condition.

If the Company is unable to hire and retain additional qualified personnel, the business and financial condition may suffer.

The Company’s success and achievement of its growth plans depend on its ability to recruit, hire, train and retain highly qualified technical, scientific, regulatory, and managerial employees, consultants and advisors. Competition for qualified personnel among pharmaceutical and biotechnology companies is intense, and an inability to attract and motivate additional highly skilled personnel required for the expansion of the Company’s activities, or the loss of any such persons, could have a material adverse effect on its business, results of operations and financial condition.

The Company’s revenues have historically been derived from sales made to a small number of customers. The Company has discontinued prior operations related to its core business. To succeed, we will need to recommence our operations and achieve sales to a materially larger number of customers.

The Company’s revenues relate to their commercializing of its products and procedures performed. The Company had $19,500 and $36,499 in operating revenues, net of discounts for the years ended December 31, 2023 and 2022, respectively, as we have commenced sales of IsoPet®.

10

Many of the Company’s competitors have greater resources and experience than the Company has.

Many of the Company’s competitors have greater financial resources, longer history, broader experience, greater name recognition, and more substantial operations than the Company has, and they represent substantial long-term competition for us. The Company’s competitors may be able to devote more financial and human resources than the Company can to research, new product development, regulatory approvals, and marketing and sales. The Company’s competitors may develop or market products that are viewed by customers as more effective or more economical than the Company’s products. There is no assurance that the Company will be able to compete effectively against current and future competitors, and such competitive pressures may adversely affect the Company’s business and results of operations.

The Company’s future revenues depend upon acceptance of its current and future products in the markets in which they compete.

The Company’s future revenues depend upon receipt of financing, regulatory approval and the successful production, marketing, and sales of the various isotopes the Company might market in the future. The rate and level of market acceptance of each of these products, if any, may vary depending on the perception by physicians and other members of the healthcare community of its safety and efficacy as compared to that of any competing products; the clinical outcomes of any patients treated; the effectiveness of its sales and marketing efforts in the United States, Europe, Far East, Middle East, and Russia; any unfavorable publicity concerning its products or similar products; the price of the Company’s products relative to other products or competing treatments; any decrease in current reimbursement rates from the Centers for Medicare and Medicaid Services or third-party payers; regulatory developments related to the manufacture or continued use of its products; availability of sufficient supplies to either purchase or manufacture its products; its ability to produce sufficient quantities of its products; and the ability of physicians to properly utilize its products and avoid excessive levels of radiation to patients. Any material adverse developments with respect to the commercialization of any such products may adversely affect revenues and may cause the Company to continue to incur losses in the future.

The Company currently relies on a single supplier for Y-90 particles, and that supplier is the only supplier in the United States. An inability to procure Y-90 particles will materially harm the Company’s business.

There is only one supplier of Y-90 particles in the United States, requiring us to rely entirely on this supplier to provide the Y-90 particles needed to produce RadioGelTM. If we are unable to obtain a sufficient supply of Y-90 particles, we will not be able to proceed with our development of RadioGelTM and our business would be materially harmed.

The Company currently subcontracts the manufacturing of RadioGelTM to IsoTherapeutics. Eckert and Ziegler is the sole supplier of the Y-90 particles used by IsoTherapeutics and is the only supplier of Y-90 particles in the United States. In the event PerkinElmer is unable to satisfy our supply requirements or stope producing Y-90 particles, we will be unable to continue with development of RadioGel™ and our business would be materially harmed.

The Company will rely heavily on a limited number of suppliers for the foreseeable future.

Some of the products the Company might market, and components thereof, are currently available only from a limited number of suppliers, several of which are international suppliers. Failure to obtain deliveries from these sources would have a material adverse effect on the Company’s ability to operate.

The Company may incur material losses and costs as a result of product liability claims that may be brought against it.

The Company faces an inherent business risk of exposure to product liability claims in the event that products supplied by the Company fail to perform as expected or such products result, or is alleged to result, in bodily injury. Any such claims may also result in adverse publicity, which could damage the Company’s reputation by raising questions about the safety and efficacy of its products and could interfere with its efforts to market its products. A successful product liability claim against the Company in excess of its available insurance coverage or established reserves may have a material adverse effect on its business. Although the Company currently maintains liability insurance in amounts it believes are commercially reasonable, any product liability the Company may incur may exceed its insurance coverage.

11

The Company is subject to the risk that certain third parties may mishandle the Company’s products.

If the Company markets products, the Company likely will rely on third parties, such as commercial air courier companies, to deliver the products, and on other third parties to package the products in certain specialized packaging forms requested by customers. The Company thus would be subject to the risk that these third parties may mishandle its product, which could result in material adverse effects, particularly given the radioactive nature of some of the products.

The Company is subject to uncertainties regarding reimbursement for use of its products.

Hospitals and freestanding clinics may be less likely to purchase the Company’s products if they cannot be assured of receiving favorable reimbursement for treatments using its products from third-party payers, such as Medicare and private health insurance plans. Third-party payers are increasingly challenging the pricing of certain medical services or devices, and there is no assurance that they will reimburse the Company’s customers at levels sufficient for it to maintain favorable sales and price levels for the Company’s products. There is no uniform policy on reimbursement among third-party payers, and there is no assurance that the Company’s products will continue to qualify for reimbursement from all third-party payers or that reimbursement rates will not be reduced. A reduction in or elimination of third-party reimbursement for treatments using the Company’s products would likely have a material adverse effect on the Company’s revenues.

The Company’s future growth is largely dependent upon its ability to develop new technologies that achieve market acceptance with appropriate margins.

The Company’s business operates in global markets that are characterized by rapidly changing technologies and evolving industry standards. Accordingly, future growth rates depend upon a number of factors, including the Company’s ability to (i) identify emerging technological trends in the Company’s target end-markets, (ii) develop and maintain competitive products, (iii) enhance the Company’s products by adding innovative features that differentiate the Company’s products from those of its competitors, and (iv) develop, manufacture and bring products to market quickly and cost-effectively. The Company’s ability to develop new products based on technological innovation can affect the Company’s competitive position and requires the investment of significant resources. These development efforts divert resources from other potential investments in the Company’s business, and they may not lead to the development of new technologies or products on a timely basis or that meet the needs of the Company’s customers as fully as competitive offerings. In addition, the markets for the Company’s products may not develop or grow as it currently anticipates. The failure of the Company’s technologies or products to gain market acceptance due to more attractive offerings by the Company’s competitors could significantly reduce the Company’s revenues and adversely affect the Company’s competitive standing and prospects.

The Company may rely on third parties to represent it locally in the marketing and sales of its products in international markets and its revenue may depend on the efforts and results of those third parties.

The Company’s future success may depend, in part, on its ability to enter into and maintain collaborative relationships with one or more third parties, the collaborator’s strategic interest in the Company’s products and the Company’s products under development, and the collaborator’s ability to successfully market and sell any such products.

The Company intends to pursue collaborative arrangements regarding the marketing and sales of its products; however, it may not be able to establish or maintain such collaborative arrangements, or if it is able to do so, the Company’s collaborators may not be effective in marketing and selling its products. To the extent that the Company decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that the Company depends on third parties for marketing and distribution, any revenues received by the Company will depend upon the efforts and results of such third parties, which may or may not be successful.

12

The Company may pursue strategic acquisitions that may have an adverse impact on its business.

Executing the Company’s business strategy may involve pursuing and consummating strategic transactions to acquire complementary businesses or technologies. In pursuing these strategic transactions, even if the Company does not consummate them, or in consummating such transactions and integrating the acquired business or technology, the Company may expend significant financial and management resources and incur other significant costs and expenses. There is no assurance that any strategic transactions will result in additional revenues or other strategic benefits for the Company’s business. The Company may issue shares of the Company’s stock as consideration for acquisitions, joint ventures or other strategic transactions, and the use of stock as purchase consideration could dilute the interests of its current stockholders. In addition, the Company may obtain debt financing in connection with an acquisition. Any such debt financing may involve restrictive covenants relating to capital-raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and pursue business opportunities, including potential acquisitions. In addition, such debt financing may impair the Company’s ability to obtain future additional financing for working capital, capital expenditures, acquisitions, general corporate or other purposes, and a substantial portion of cash flows, if any, from the Company’s operations may be dedicated to interest payments and debt repayment, thereby reducing the funds available to the Company for other purposes.

The Company will need to hire additional qualified accounting personnel in order to remediate a material weakness in its internal control over financial accounting, and the Company will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of its internal control over financial reporting and its disclosure controls and procedures.

As a public company, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. The Company’s management is required to evaluate and disclose its assessment of the effectiveness of the Company’s internal control over financial reporting as of each year-end, including disclosing any “material weakness” in the Company’s internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of its assessment, management has determined that there is a material weakness due to the lack of segregation of duties and, due to this material weakness, management concluded that, as of December 31, 2023 and 2022, the Company’s internal control over financial reporting was ineffective. This material weakness has the potential of adversely impacting the Company’s financial reporting process and the Company’s financial reports. Because of this material weakness, management also concluded that the Company’s disclosure controls and procedures were ineffective as of December 31, 2023 and 2022. The Company needs to hire additional qualified accounting personnel in order to resolve this material weakness. The Company also will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures.

The Company’s patented or other technologies may infringe on other patents, which may expose us to costly litigation.

It is possible that the Company’s patented or other technologies may infringe on patents or other rights owned by others. The Company may have to alter its products or processes, pay licensing fees, defend infringement actions or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to the Company. Patent litigation is costly and time consuming, and the Company may not have sufficient resources to pursue such litigation. If the Company does not obtain a license under such patents, if it is found liable for infringement, or if it is not able to have such patents declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

13

Protecting the Company’s intellectual property is critical to its innovation efforts.

The Company owns or has a license to use several U.S. and foreign patents and patent applications, trademarks and copyrights. The Company’s intellectual property rights may be challenged, invalidated or infringed upon by third parties, or it may be unable to maintain, renew or enter into new licenses of third party proprietary intellectual property on commercially reasonable terms. In some non-U.S. countries, laws affecting intellectual property are uncertain in their application, which can adversely affect the scope or enforceability of the Company’s patents and other intellectual property rights. Any of these events or factors could diminish or cause the Company to lose the competitive advantages associated with the Company’s intellectual property, subject the Company to judgments, penalties and significant litigation costs, or temporarily or permanently disrupt its sales and marketing of the affected products or services.

The Company may not be able to protect its trade secrets and other unpatented proprietary technology, which could give competitors an advantage.

The Company relies upon trade secrets and other unpatented proprietary technology. The Company may not be able to adequately protect its rights with regard to such unpatented proprietary technology, or competitors may independently develop substantially equivalent technology. The Company seeks to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with its employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of the Company’s confidential information and may not provide the Company with an adequate remedy in the event of unauthorized disclosure of such information, and as result the Company’s competitors could gain a competitive advantage.

The Company is subject to extensive government regulation in jurisdictions around the world in which it does business. Regulations address, among other things, environmental compliance, import/export restrictions, healthcare services, taxes and financial reporting, and those regulations can significantly increase the cost of doing business, which in turn can negatively impact operations, financial results and cash flow.

If the Company is successful in developing manufacturing capability, the Company will be subject to extensive government regulation and intervention both in the U.S. and in all foreign jurisdictions in which it conducts business. Compliance with applicable laws and regulations will result in higher capital expenditures and operating costs, and changes to current regulations with which the Company complies can necessitate further capital expenditures and increases in operating costs to enable continued compliance. Additionally, from time to time, the Company may be involved in proceedings under certain of these laws and regulations. Foreign operations are subject to political instabilities, restrictions on funds transfers, import/export restrictions, and currency fluctuation.

RISKS RELATED TO THE COMPANY’S COMMON STOCK

The Company’s common stock is currently quoted on the OTCQB Marketplace. Failure to develop or maintain a more active trading market may negatively affect the value of the Company’s common stock, may deter some potential investors from purchasing the Company’s common stock or other equity securities, and may make it difficult or impossible for stockholders to sell their shares of common stock.

The Company’s average daily volume of shares traded for the years ended December 31, 2023 and 2022 was 512,332 and 496,720, respectively. Failure to develop or maintain an active trading market may negatively affect the value of the Company’s common stock, may make some potential investors unwilling to purchase the Company’s common stock or equity securities that are convertible into or exercisable for the Company’s common stock, and may make it difficult or impossible for the Company’s stockholders to sell their shares of common stock and recover any part of their investment.

14

The Company’s outstanding securities, the stock or other securities that it may become obligated to issue under existing agreements, and certain provisions of those securities, may cause immediate and substantial dilution to existing stockholders and may make it more difficult to raise additional equity capital.

The Company had 410,842,241 shares of common stock outstanding as of June 14, 2024. The Company also had outstanding on that date dilutive securities consisting of preferred stock, restricted stock units, options, and warrants (collectively, “Common Stock Equivalents”) that if they had been exercised and converted in full on June 14, 2024, would have resulted in the issuance of up to 56,746,379 additional shares of common stock. The issuance of shares upon the exercise of the Common Stock Equivalents may result in substantial dilution to each stockholder by reducing that stockholder’s percentage ownership of the Company’s total outstanding shares of common stock. The issuance of some or all those warrants and any exercise of those warrants will have the effect of further diluting the percentage ownership of the Company’s other stockholders.

Future sales of the Company’s securities, including sales following exercise or conversion of derivative securities, or the perception that such sales may occur, may depress the price of common stock and could encourage short sales.

The sale or availability for sale of substantial amounts of the Company’s shares in the public market, including shares issuable upon exercise of the Common Stock Equivalents, or the perception that such sales may occur, may adversely affect the market price of the Company’s common stock. Any decline in the price of the Company’s common stock may encourage short sales, which could place further downward pressure on the price of the Company’s common stock.

The Company’s stock price is likely to be volatile.

For the year ended December 31, 2023, the reported low closing price for the Company’s common stock was $0.0412 per share, and the reported high closing price was $0.1195 per share. For the year ended December 31, 2022, the reported low closing price for the Company’s common stock was $0.04 per share, and the reported high closing price was $0.1264 per share. There is generally significant volatility in the market prices, as well as limited liquidity, of securities of early-stage companies, particularly early-stage medical product companies. Contributing to this volatility are various events that can affect the Company’s stock price in a positive or negative manner. These events include, but are not limited to: governmental approvals, refusals to approve, regulations or other actions; market acceptance and sales growth of the Company’s products; litigation involving the Company or the Company’s industry; developments or disputes concerning the Company’s patents or other proprietary rights; changes in the structure of healthcare payment systems; departure of key personnel; future sales of its securities; fluctuations in its financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; and general economic, industry and market conditions. If any of these events occur, it could cause the Company’s stock price to fall, and any of these events may cause the Company’s stock price to be volatile.

The Company’s common stock is subject to the “Penny Stock” rules of the SEC and the trading market in its securities is limited, which makes transactions in its common stock cumbersome and may reduce the value of an investment in the Company’s stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and must make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

15

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As a result of the Company issuing preferred stock, the rights of holders of the Company’s common stock and the value of the Company’s common stock may be adversely affected.

The Company’s Board of Directors is authorized to issue classes or series of preferred stock, without any action on the part of the stockholders. The Company’s Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of its business, and other terms. The Company has issued preferred stock that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, and with respect to voting rights. In accordance with that and with the issuance of preferred stock, our common stockholders voting rights have been diluted and it is possible that the rights of holders of the common stock or the value of the common stock have been adversely affected.

The Company does not expect to pay any dividends on common stock for the foreseeable future.

The Company has not paid any cash dividends on its common stock to date and does not anticipate it will pay cash dividends on its common stock in the foreseeable future. Accordingly, stockholders must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Any determination to pay dividends in the future will be made at the discretion of the Company’s board of directors and will depend on the Company’s results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors that the Company’s board deems relevant.

GENERAL RISK FACTORS

Volatility in raw material and energy costs, interruption in ordinary sources of supply, and an inability to recover from unanticipated increases in energy and raw material costs could result in lost sales or could increase significantly the cost of doing business.

Market and economic conditions affecting the costs of raw materials, utilities, energy costs, and infrastructure required to provide for the delivery of the Company’s products and services are beyond the Company’s control. Any disruption or halt in supplies, or rapid escalations in costs, could adversely affect the Company’s ability to manufacture products or to competitively price the Company’s products in the marketplace. To date, the ultimate impact of energy costs increases has been mitigated through price increases or offset through improved process efficiencies; however, continuing escalation of energy costs could have a negative impact upon the Company’s business and financial performance.

General economic conditions in markets in which the Company does business can impact the demand for the Company’s goods and services. Decreased demand for the Company’s products and services could have a negative impact on its financial performance and cash flow.

Demand for the Company’s products and services, in part, depends on the general economic conditions affecting the countries and industries in which the Company does business. A downturn in economic conditions in a country or industry that the Company serves may adversely affect the demand for the Company’s products and services, in turn negatively impacting the Company’s operations and financial results. Further, changes in demand for the Company’s products and services can magnify the impact of economic cycles on the Company’s businesses. Unanticipated contract terminations by customers can negatively impact operations, financial results and cash flow. The Company’s earnings, cash flow and financial position are exposed to financial market risks worldwide, including interest rate and currency exchange rate fluctuations and exchange rate controls. Fluctuations in domestic and world financial markets could adversely affect interest rates and impact the Company’s ability to obtain credit or attract investors.

16

RISKS RELATED TO THIS OFFERING

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the public offering price per share is substantially higher than the book value per share of our common stock, you will incur immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the assumed sale by us of the maximum of 60,000,000 shares of our common stock at an assumed public offering price of $0.15 per share, and after deducting the estimated offering expenses payable by us, which we estimate will be approximately $100,000, you will suffer immediate and substantial dilution of $0.128 per share in the pro forma net tangible book value of the common stock you purchase in this offering.

To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue restricted stock to our employees under our 2015 Omnibus Securities and Incentive Plan, there will be further dilution to investors who purchase shares in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing shares in this offering will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page 19.

We may allocate the net proceeds from this offering in ways that differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section of this Offering Circular represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section in this Offering Circular entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” on page 18 for additional information.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception that such sales may occur, may adversely impact the price of our common stock, even if there is no relationship between such sales and the performance of our business. The Company had 410,842,241 shares of common stock outstanding as of June 14, 2024. The Company also had outstanding on that date dilutive securities consisting of preferred stock, restricted stock units, options, and warrants (collectively, “Common Stock Equivalents”) that if they had been exercised and converted in full on June 14, 2024, would have resulted in the issuance of up to 56,746,379 additional shares of common stock. The exercise of such outstanding derivative securities may result in further dilution of your investment.

17

USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our common stock being offered hereby is $9,000,000. Assuming that we sell the maximum number of shares of common stock being offered pursuant to this Offering Circular, we currently estimate that we will receive net proceeds of approximately $8,900,000 after the payment of estimated offering expenses payable by us. The estimate of the budget for offering costs is an estimate only, and the actual offering costs may differ from those expected by management.

We currently intend to use the majority of the proceeds we receive from this offering to 1) proceed with clinical trials, assuming the FDA approves the IDE and the Mayo Clinic IRB authorizes the trials and 2) expand our animal therapy business. This includes supporting the startup of regional centers beyond our initial pilot clinic, polymer developmental testing to optimize the production parameters to reduce production costs and to enhance reproducibility with FDA Good Manufacturing Practices (“GMP”) protocols, enhance product yield and shorten the product ordering to delivery cycle. We will also continue our emphasis on intellectual property protection by expanding the number of allowed claims on our current patent applications and completing the previous filing on particle production filing in both the United States and international markets.

In addition, we intend to apply certain proceeds towards offering expenses, public company and corporate costs, research and development and other application development, and working capital. We expect that approximately 10% of the proceeds from this offering will be used for general working capital purposes.

Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. No plans for additional financing are currently being contemplated by the Company; however, in the event only the minimum proceeds are received in this offering, management may seek additional financing. No assurances can be given that additional financing would be available, and if available, on terms acceptable to us.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $0.15 per share. No assurance can be given that we will raise the full $9,000,000 as reflected in the following table:

Use of Proceeds (at $.15 per share)(1)	100% of Offering	75% of Offering	50% of Offering	25% of Offering
Production Transformation	$1,127,000	845,000	563,000	282,000
Animal Market Development	1,097,000	200,000	200,000	200,000
Pilot Clinical Trials	3,013,000	2,310,000	1,607,000	803,000
Working capital(2)	3,763,000	3,395,000	2,130,000	965,000
TOTAL	$9,000,000	$6,750,000	$4,500,000	$2,250,000

(1)	As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares, and currently do not intend to retain a selling agent or broker dealer to assist in the Offering. As a result, no proceeds are currently allocated to pay any sales commissions. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%.

18

DILUTION

The term “dilution” means the reduction of any one share as a percentage of the aggregate shares outstanding. Assuming that we sell the maximum number of shares of common stock being offered pursuant to this Offering Circular, the shares of common stock being offered hereby will constitute approximately 12.7% of the total issued and outstanding shares of common stock of the Company immediately after the offering, assuming that we do not issue any additional shares of our common stock in the interim. We currently anticipate that subsequent to this offering we may require additional capital and such capital may take the form of other stock or securities or debt convertible into stock. The issuance of such additional securities will result in additional dilution to our stockholders.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

As of March 31, 2024, there were 390,033,867 shares of our common stock outstanding, and the net tangible book value of our shares of common stock was $0.003.

If 100% of the Shares Are Sold for Cash:

Upon completion of this offering, in the event that 100% of the shares are sold for cash for an aggregate amount of $9,000,000, the net tangible book value of the 470,842,241 shares to be outstanding will be $10,307,563 or approximately $0.022 per share. As a result, the net tangible book value of the shares held by our existing shareholders will be increased by $0.019 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.128 per share, or 685%.

After completion of this offering, assuming 60,000,000 shares are sold, investors in the offering will own 12.7% of the total number of shares then outstanding for which they will have made a cash investment of $9,000,000 at an offering price of $0.15 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event that 75% of the shares are sold for cash for an aggregate amount of $6,750,000, the net tangible book value of the 455,842,241 shares to be outstanding will be $8,057,563 or approximately $0.018 per share. As a result, the net tangible book value of the shares held by our existing shareholders will be increased by $0.014 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.132 per share, or 913%.

After completion of this offering, assuming 45,000,000 shares are sold, investors in the offering will own 9.9% of the total number of shares then outstanding for which they will have made a cash investment of $6,750,000 at an offering price of $0.15 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event that 50% of the shares are sold for cash for an aggregate amount of $4,500,000, the net tangible book value of the 440,842,241 shares to be outstanding will be $5,807,563 or approximately $0.013 per share. As a result, the net tangible book value of the shares held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.137 per share, or 1,369%.

19

After completion of this offering, assuming 30,000,000 shares are sold, investors in the offering will own 6.8% of the total number of shares then outstanding for which they will have made a cash investment of $4,500,000 at an offering price of $0.15 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event that 25% of the shares are sold for cash for an aggregate amount of $2,250,000, the net tangible book value of the 425,842,421 shares to be outstanding will be $3,557,563 or approximately $0.008 per share. As a result, the net tangible book value of the shares held by our existing shareholders will be increased by $0.005 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.142 per share, or 2,739%.

After completion of this offering, assuming 15,000,000 shares are sold, investors in the offering will own 3.5% of the total number of shares then outstanding for which they will have made a cash investment of $2,250,000 at an offering price of $0.15 per share.

In the event all shares are not sold upon completion of this offering, the following table details the range of possible outcomes from the offering assuming the sale of 100%, 75%, 50% and 25% of the shares for cash. The information in this table would be affected in the event that future investments were made at a different valuation.

Funding Level	100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold

Offering price per share of common stock	$0.15	$0.15	$0.15	0.15
Net tangible book value per common share before the offering (based on 410,842,241 shares of common stock outstanding as of June 18, 2024)	$0.003	$0.003	$0.003	0.003
Increase in net tangible book value per share attributable to shares offered in this offering (based on 60,000,000 shares)	$0.019	$0.014	$0.01	0.005
Pro forma net tangible book value per common share after the offering (based on 410,842,241 shares of common stock outstanding as of June 18, 2024)	$0.022	$0.018	$0.013	0.008
Dilution of net tangible book value per share to investors in this offering	$0.128	$0.132	$0.137	0.142
Dilution as a percentage of offering price	685%	913%	1,369%	2,739%

Based on 390,033,867 shares of common stock outstanding as of March 31, 2024. Total stockholder’s equity was $1,307,563 as of March 31, 2024.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.003 per share of common stock in comparison to the anticipated offering price of $0.15 per common share.

To the extent that any of the outstanding options or warrants to purchase shares of our common stock are exercised, new investors may experience further dilution. In addition, we may issue additional shares of common stock, other equity securities or convertible debt securities in the future, which may cause further dilution to new investors in this offering.

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting the Company’s financial condition and results of operations for the periods indicated. The discussion should be read in conjunction with the Company’s financial statements and the notes included elsewhere in this Offering Circular. In addition to historical information, the following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ significantly from those anticipated in these forward-looking statements as a result of the risk factors set forth above and other factors discussed in this Offering Circular.

Vivos Inc. is a radiation oncology medical device company engaged in the development of its Y-90 based precision radionuclide therapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists, and engineers, collaborating with strategic partners, including national laboratories, universities, and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers, and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

Results of Operations

Comparison of the Three Months Ended March 31, 2024 and 2023

The following table sets forth information from our statements of operations for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Revenues	$4,500	$6,000
Cost of goods sold	(6,000)	(7,536)
Gross (loss) profit	(1,500)	(1,536)
Operating expenses	(575,629)	(246,782)
Operating loss	(577,129)	(248,318)
Non-operating income (expense)	18,590	-
Net loss	$(558,539)	$(248,318)

Revenues and Cost of Goods Sold

Revenue was $4,500 and $6,000 for the three months ended March 31, 2024 and 2023, respectively. All revenue recognized in the three months ended March 31, 2024 and 2023 relate to the procedures performed with respect to the IsoPet® therapies.

Management does not anticipate that the Company will generate sufficient revenue to sustain operations until such time as the Company secures multiple revenue-generating arrangements with respect to RadioGel™ and/or any of our other precision radionuclide therapy technologies.

Operating Expense

Operating expense for the three months ended March 31, 2024 and 2023, respectively consists of the following:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Professional fees, including stock-based compensation	$403,637	$84,216
Payroll expense	91,125	72,508
Research and development	57,447	46,375
General and administrative expense	23,420	43,683
Total operating expense	$575,629	$246,782

21

Operating expense for the three months ended March 31, 2024 and 2023 was $575,629 and $246,782, respectively. The increase in operating expense from 2023 to 2024 can be attributed to the increase in professional fees ($84,216 for the three months ended March 31, 2023 versus $403,637 for the three months ended March 31, 2024) related to the stock based compensation related to the RSUs in 2024 versus 2023; the decrease in general and administrative expense ($43,683 for the three months ended March 31, 2023 versus $23,420 for the three months ended March 31, 2024); the increase in research and development ($46,375 for the three months ended March 31, 2023 versus $57,447 for the three months ended March 31, 2024) as the Company continued to ramp up the development of its products in 2023 to include studies that are required to continue to have its products accepted by the FDA, and an increase in payroll expense ($72,508 for the three months ended March 31, 2023 versus $91,125 for the three months ended March 31, 2024) related to the CEOs employment contract and bonus.

Non-Operating Income (Expense)

Non-operating income (expense) for the three months ended March 31, 2024 and 2023 were as follows:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Interest income	$18,590	$-

Non-operating income (expense)	$18,590	$-

Non-operating income (expense) for the three months ended March 31, 2024 related to interest earned on the Company’s cash accounts.

Net Loss

Our net loss for the three months ended March 31, 2024 and 2023 was $(558,539) and $(248,318), respectively.

Comparison for the Year Ended December 31, 2023 and December 31, 2022

The following table sets forth information from our statements of operations for the years ended December 31, 2023 and 2022:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenues	$19,500	$36,499
Cost of goods sold	(25,536)	(28,779)
Gross (loss) profit	(6,036)	7,720
Operating expense	(2,787,110)	(2,525,469)
Operating loss	(2,793,146)	(2,517,749)
Non-operating income (expense)	(101,607)	47,588
Net loss	$(2,894,753)	$(2,470,161)

22

Revenues and Cost of Goods Sold

Revenue was $19,500 and $36,499 for the years ended December 31, 2023 and 2022, respectively. All revenue recognized in the years ended December 31, 2023 and 2022 relate to the procedures performed with respect to the IsoPet® therapies.

Management does not anticipate that the Company will generate sufficient revenue to sustain operations until such time as the Company secures multiple revenue-generating arrangements with respect to RadioGel™ and/or any of our other precision radionuclide therapy technologies.

Operating Expense

Operating expense for the years ended December 31, 2023 and 2022, respectively, consisted of the following:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Professional fees, including stock-based compensation	$1,606,923	$1,755,316
Payroll expense	281,716	275,240
Research and development expense	732,698	343,802
General and administrative expense	165,773	151,111
Total operating expense	$2,787,110	$2,525,469

Operating expense for the years ended December 31, 2023 and 2022 was $2,787,110 and $2,525,469, respectively. The increase in operating expense from 2022 to 2023 can be attributed to the decrease in professional fees ($1,606,923 for the year ended December 31, 2023 compared to $1,755,316 for the year ended December 31, 2022) as the Company utilized more services due to amending the offering statement on Form 1-A (File No. 024-11627) (the “Offering Statement”) for the Company’s offering being made pursuant to Regulation A+, and the fees incurred for the consultants engaged in 2022, including: stock-based compensation; the increase in general and administrative expense ($165,773 for the year ended December 31, 2023 compared to $151,111 for the year ended December 31, 2022); the increase in research and development expense ($732,698 for the year ended December 31, 2023 compared to $343.802 for the year ended December 31, 2022) as the Company ramped up the development of their products with the recent raising of capital; and, an increase in payroll expense ($281,716 for the year ended December 31, 2023 compared to $275,240 for the year ended December 31, 2022) related to our Chief Executive Officer’s employment contract taking effect.

Non-Operating Income

Non-operating income for the years ended December 31, 2023 and 2022, respectively, consisted of the following:

	Years Ended December 31, 2023	Years Ended December 31, 2022
Interest income	$49,577	$-
Loss on issuance of shares	(151,184)	-
Forgiveness of debt	-	47,588

Non-operating income	$(101,607)	$47,588

Non-operating income (expense) for the year ended December 31, 2023 varied from the year ended December 31, 2022 due to the forgiveness of debt on old payables as we satisfied agreements with vendors to pay a portion of the payable with the remaining amount forgiven in 2022. In 2023, we recognized a loss on issuance of shares of $151,184 and interest earned on our bank accounts of $49,577.

23

Net Loss

Our net loss for the years ended December 31, 2023 and 2022 was $(2,894,753) and $(2,470,161), respectively.

Liquidity and Capital Resources

At March 31, 2024, the Company had working capital of $1,307,563, as compared to working capital of $1,365,120 at December 31, 2023. During the three months ended March 31, 2024, the Company experienced negative cash flow from operations of $351,458 and had no cash from investing activities. During the year ended December 31, 2023, the Company experienced negative cash flows from operations of $1,293,023 and realized $1,179,245 of cash flows from financing activities. As of March 31, 2024 and December 31, 2023, the Company did not have any commitments for capital expenditures.

Cash used in operating activities was $351,458 for the three months ended March 31, 2024, as compared to $293,625 for the three months ended March 31, 2023. Cash used in operating activities was primarily a result of the Company’s non-cash items, such as loss from operations, stock-based compensation, as well as the changes in accounts receivable, prepaid expense and accounts payable in the three months ended March 31, 2024, compared to only having net changes from current assets and liabilities and stock based compensation in the three months ended March 31, 2023.

Cash used in operating activities increased from $1,120,958 for the year ended December 31, 2022, to $1,293,023 for the year ended December 31, 2023. Cash used in operating activities was primarily a result of the Company’s non-cash items, such as loss from operations, loss on conversion of debt and share based compensation offset by forgiveness of debt. In 2023, the Company raised $1,179,245 from sales of common stock.

The Company has generated material operating losses since inception. The Company had a net loss of $558,539 for the three months ended March 31, 2024 and a net loss of $2,894,753 for the year ended December 31, 2023. The Company expects to continue to experience net operating losses for the foreseeable future. Historically, the Company has relied upon investor funds to maintain its operations and develop the Company’s business. The Company anticipates raising additional capital within the next twelve months for working capital as well as business expansion, although the Company can provide no assurance that additional capital will be available on terms acceptable to the Company, if at all. If the Company is unable to obtain additional financing to meet its working capital requirements, it may have to curtail its business or cease all operations.

The Company requires funding of at least 2.5 million per year to maintain current operating activities. Over the next 36 months, the Company believes it will cost approximately $9 million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct Pilot and Pivotal pilot clinical trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States.

The principal variables in the timing and amount of spending for the precision radionuclide therapy will be the FDA’s classification of the Company’s precision radionuclide therapy products as Class II or Class III devices (or otherwise) and any requirements for Pilot and Pivotal trials. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Although the Company is seeking to raise additional capital and has engaged in numerous discussions with investment bankers and investors, to date, the Company has not received firm commitments for the required funding. The Company anticipates that if the Company is able to obtain the funding required to to maintain its current operating activities, that the terms associated with such funding could result in material dilution to existing shareholders.

Recent geopolitical events, including the inherent instability and volatility in global capital markets, as well as the lack of liquidity in the capital markets, could impact the Company’s ability to obtain financing and its ability to execute its business plan.

24

Our Chief Executive Officer currently works from his home office in virtual communication with key personnel. Cadwell Laboratories, which is controlled by Carl Cadwell, a director of the Company, provides office space to management on an as-needed basis until such time as the Company leases permanent office space.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on the Company’s financial condition, revenues, results of operations, liquidity or capital expenditures.

Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under the FASB’s Accounting Standards Codification (“ASC”) Topic 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable.

The Company recognized revenue as they (i) identified the contracts with each customer; (ii) identified the performance obligation in each contract; (iii) determined the transaction price in each contract; (iv) were able to allocate the transaction price to the performance obligations in the contract; and (v) recognized revenue upon the satisfaction of the performance obligation. Upon the sales of the product to complete the procedures on the animals, the Company recognized revenue as that was considered the performance obligation.

Fair Value of Financial Instruments

The Company adopted ASC Topic 820 (“Fair Value Measurements”) as of January 1, 2008 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

-	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

-	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

-	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Stock-Based Compensation

The Company recognizes compensation costs under FASB ASC Topic 718, Compensation – Stock Compensation, and ASU No. 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. Companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

25

OUR BUSINESS

Vivos Inc. is a radiation oncology medical device company engaged in the development of its yttrium-90 (“Y-90”) based precision radionuclide therapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists, and engineers, collaborating with strategic partners, including national laboratories, universities, and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers, and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

In 2013, the FDA issued the determination that RadioGel™ is a device for human therapy for non-resectable cancers in humans. This should result in a faster path than a drug for final approval.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

Based on the FDA’s recommendation, RadioGelTM will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGelTM are used synonymously throughout this document. The only distinction between IsoPet® and RadioGelTM is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGelTM” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017.

The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (“EORTC”), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group.

The testing at the University of Missouri met its objective to demonstrate the safety of IsoPet®. Using its advanced CT and PET equipment it was able to demonstrate that the dose calculations were accurate and that the injections perfused into the cell interstices and did not stay concentrated in a bolus. This results in a more homogeneous dose distribution. There was insignificant spread of Y-90 outside the points of injection demonstrating the effectiveness of the particles and the gel to localize the radiation with no spreading to the blood or other organs nor to urine or fecal material. This confirms that IsoPet® is safe for same day therapy.

The effectiveness of IsoPet® for life extension was not the prime objective, but it resulted in valuable insights. Of the cases one is still cancer-free but the others eventually recurred since there was not a strong focus on treating the margins. The University of Missouri has agreed to become a regional center to administer IsoPet® therapy and will incorporate the improvements suggested by the testing program.

26

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with GAAP.

Commencing in July 2019, the Company recognized its first commercial sale of IsoPet®. A veterinarian from Alaska brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400Gy with heavy therapy at the margins. This sale met the revenue recognition requirements under the FASB ASC Topic 606 as the performance obligation was satisfied. The Company completed sales for an additional four animals that received the IsoPet® during 2019.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for precision radionuclide therapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, less than two microns, Y-90 phosphate particles. Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

The Company modified its Indication for Use from skin cancer to cancerous tissue or solid tumors pathologically associated with locoregional papillary thyroid carcinoma and recurrent papillary thyroid carcinoma having discernable tumors associated with metastatic lymph nodes or extranodal disease in patients who are not surgical candidates or who have declined surgery, or patients who require post-surgical remnant ablation (for example, after prior incomplete radioiodine therapy). Papillary thyroid carcinoma belongs to the general class of head and neck tumors for which tumors are accessible by intraoperative direct needle injection. The Company’s Medical Advisory Board felt that demonstrating efficacy in clinical trials with this new indication provided a more efficient pathway to regulatory clearance.

Intellectual Property

Our original license with Battelle National Laboratory (the “Battelle License”) reached its end of life in 2022. During the past several years, we have expanded our proprietary knowledge, as well as our trademark and patent protection, in anticipation of the Battelle License reaching the end of its term.

Our RadioGel trademark protection is in 17 countries. We have expanded our trademark protection from RadioGel to now include IsoPet. We obtained the International Certificate of Registration for ISOPET, which is the first step to file in several countries.

We filed for trademark protection for the term Precision Radionuclide TherapyTM. We believe this term will be increasingly important.

The Company received the Patent Cooperation Treaty (“PCT”) International Search Report on our patent application (No.1811.191). Seven of our claims were immediately ruled as having novelty, inventive step and industrial applicability. This gives us the basis to extend for many years the patent protection for our proprietary Yttrium-90 phosphate particles utilized in Isopet® and Radiogel™.

Our patent team filed our particle patent in more than ten patent offices that collectively cover 63 countries throughout the world. We filed a continuation-in-part applications number 1774054 in the United States of America (“USA”, or “U.S.”) to expand the claims on our particle patent. The U.S. Patent office recently gave us the Notice of Allowance for our patent to produce our yttrium phosphate microparticles, U.S. Patent Application Serial No: 16-459,466. We also filed an amendment to correct the wording on our claims at make them consistent with the USE claims. Ref: 4207-0005; European Patent Application NO. 20 834 229.5; VIVOS INC; Our Ref: FS/53791.

27

We filed a hydrogel utility patent in the USA (16309:17/943,311) and internationally (16389:PCT/US22/4374) based on the last 18 months of development work to optimize our hydrogel component. These include reducing the polymer production time and increasing the output by a factor of three. We have also further reduced the level of trace contaminants to be well below the FDA guidelines.

We filed a provisional patent (Serial Number 63436562) to protect our innovative improvements in our shipping container, our vial shield, our syringe shield, and our Peltier chiller. Our objectives were to reduce shipping costs, decrease radiation exposure, and enhance sterility. These devices will be preferentially used at Mayo Clinics for human clinical studies at and our IsoPet regional treatment centers. We filed a utility patent in our fourth quarter of 2023 for this therapy support equipment.

We anticipate that Precision Radionuclide Therapy will become increasingly important in the future and expand to other isotope and other indications for use. Therefore, we filed an alternate particle utility patent (Serial number 18/152,137). The Company will focus its near-term effort on the Yttrium-90 therapy, which we believe is the best beta emitter; however, we leveraged our hydrogel utility patent to incorporate other promising isotopes and compounds for a range of future applications. This includes gamma and alpha particle emitters.

IsoPet Regional Clinics

We currently have four regional therapy clinics:

●	Vista Veterinary Hospital – Kennewick, WA
●	University of Missouri – Columbia, MO
●	Johns Hopkins University – Baltimore, MD
●	New England Equine Practice – Patterson, NY

●	Myhre Equine Clinic
●	Indian Creek Veterinary Hospital
●	Hopkinton Animal Hospital - Weare NH

Vista Veterinary Hospital (“Vista”) was selected as the pilot private clinic to initiate commercial sales of IsoPet®. It is good management practice to implement and learn from a pilot program before spreading to regional clinics across the country. Vista is in the Tri-Cities Washington area which is convenient for interactions with key personnel of the Company.

Vista has done well on two audits by the Washington State Department of Health. The Company is working closely with the Washington State Department of Health to refine and improve the radioactive material license. The Company has added several detailed procedures, which will benefit future regional clinics. In addition, a second veterinarian has completed all the preliminary requirements to become certified. All that remains is to demonstrate proficiency in three therapies.

The testing at the universities and at Vista have demonstrated that IsoPet® is effective on killing cancer tissue near the injections. It is most effective in early cases before the cancer has begun to spread. Later stage cancers are more difficult to treat since the tendrils from the primary cancer site are not well defined and therefore can lead to recurrence.

Vista accepted advanced cancer cases and has gained experience to extend the animal’s lives. The first cat was terminally ill and had previously had external beam, surgery and chemotherapy. The facial tumor was treated with 400 Gray and the biopsy confirmed that the cancer was killed. In about seven months the cancer returned in the throat and could not be treated so the cat had to be put down. Dr. Bauder, the veterinarian pet parent, was still elated about the life extension and is asking us to use him as a reference. The other cases were also very advanced with multiple tumors and they recurred since they had already spread before therapy. One animal, Yukon, had a large tumor on her leg that was recommended for amputation. The tumor size decreased 50% after the first treatment, but then stopped decreasing. For the first time, a second therapy was administered and the tumor has continued to decrease in size. Yukon’s life was extended for more than a year until she finally succumbed to metastatic cancer in another location.

28

Since IsoPet® has shown to be effective in killing cancer at the site of injection the current focus is in optimizing the techniques to help the pet resorb the necrotic tissue rapidly. In addition, IsoPet® was used to treat a mast cell tumor. When these cancers are destroyed, they release their mast cell. The animal was treated with a steroid to counter this effect, and to date, is doing well.

The Company’s efforts are now to obtain more early-stage cancer patients. The biggest obstacle is to convince the veterinarians of the pet parents to agree with IsoPet® therapy rather than using a more traditional method such as surgery. This is a slow process due to the conservative nature of the veterinarian professions. This is the prime motivation to continue with additional clinical trials and to publish the results.

The Company worked closely with FX Masse to develop nine certification training modules for use in potential regional clinics. These modules are necessary to satisfy the radioactive material handling licenses. This approach is very cost effective.

Johns Hopkins University Veterinary Clinical Trials Network (“Johns Hopkins”), is now an Isopet® regional clinic. Additionally, Johns Hopkins will also perform new Isopet® animal studies on various specific cancers. They have the required radioactive material license and have completed their training certification for Isopet®. This important relationship will also help meet our objective of obtaining high quality data on a range of cancers that can be published in leading journals. These publications are the optimal way to increase awareness of Isopet®, and to gain broader acceptance from the veterinarian/oncology community. Johns Hopkins just completed the VX2 Tumor therapy animal study in rabbits and is writing a report on the study. The study further demonstrated the safety of RadioGelTM, generating the activity decay curves that show that the hydrogel remains at the injection site. This study also: (1) demonstrated the validity of the Instructions for Use; (2) the validity of the Injection Guidance Table; and (3) provided a basis for refining the techniques for treating small human cancerous lymph nodes.

Our objectives are to open several more regional clinics over the next three years, and to participate in a minimum of four conferences annually to spread the word about IsoPet® in the veterinarian community for treating tumors in small animals and horses. Our Veterinary Medicine Steering Board provides advice on obtaining new pet patients.

FDA Regulatory Status- Recent Developments

Human Therapy

In November 2020 the Company submitted a request for a Breakthrough Device Designation. Ultimately, this was denied, but the FDA acknowledged, “The FDA does believe that RadioGel™ meets criterion #2a: Device represents breakthrough technology. Your device does meet this criterion because it is a novel application of a precision radionuclide therapy device outside of the liver.” More importantly, the process resulted in a rapid review of our existing data and approach. It led to a redirection of our efforts on writing the Investigational Device Exemptions (“IDEs”) and saved the Company much time in the review of that future application.

Based on advice from the FDA the Company has scheduled a Pre-Submission meeting on November 30, 2021 to discuss a draft of an IDE for Early Feasibility Medical Device Clinical Studies, including certain First in Human (“FIH”) Studies. Using this process results in more rapid feedback to prepare the final IDE.

The FDA was supportive and had suggested this Q-Submission path for rapid turnaround and dialog. The Mayo Clinic physicians did an excellent job presenting the need for Radiogel™ to treat recurrent thyroid cancer and to answer a range of questions from the new FDA review team. The FDA provided many helpful suggestions on a range of subjects from labeling to dosimetry to the Mayo Clinic protocol for clinical testing, and the need for some additional specific testing. They suggested having another Q-Sub Review and conference call dedicated to the details of the dosimetry calculations.

29

In May of 2022 the Company held another pre-submission meeting with the FDA. They concurred with our dosimetry techniques and requested one more animal test to confirm that the Y-90 stays at the injection site. We will be proposing a pre-submission meeting to discuss this new animal test of VX-2 tumors in rabbits at Johns Hopkins. We have a meeting scheduled with the FDA in October to obtain their feedback on our new animal test plan. In the meantime, the Company is working to complete all the other required pre-clinical testing, such as biocompatibility since they are required for the submittal of the IDE.

We held another pre-submission meeting with the FDA on October 17, 2022 to obtain detailed feedback on the proposed VX-2/Rabbit Animal Test Plan and to submit the Risk Management Report (“RMR”). The RMR analyzed all hypothetical scenarios and concluded that RadioGel is inherently safe.

We participated in pre-submission meetings with the FDA on April 10, 2023, and September 29, 2023, to discuss the preliminary results of the VX2 tumor animal study and to obtain feedback on the genotoxicity protocol.

After providing addition information to the FDA on December 18, 2023, the FDA classified us as a Breakthrough device to our proposed Indication for Use.

In parallel the Company is working with the Mayo Clinic’s principal investigators to improve the clinical trial protocol for their Institutional Review Board.

The Medical Advisory Board (“MAB”) selected 18 applications for RadioGel™, each of which meet the criteria described above. This large number confirms the wide applicability of the device and defines the path for future business growth. The Company’s application establishes a single Indication for Use - treatment of cancerous tissue or solid tumors pathologically associated with locoregional papillary thyroid carcinoma and recurrent papillary thyroid carcinoma.

We anticipate that this initial application will facilitate each subsequent application for additional Indications for Use. After the second Indication for Use, we intend to apply for a broad Indication for Use which we would target to obtain approval to treat all solid tumors

Radiogel™ Device Designation:

In 2014, the Company submitted a presubmission (Q130140) to obtain FDA feedback about the proposed product. The FDA requested that the Company file a request for designation with the Office of Combination Products (RFD130051), which led to the determination that RadioGel™ is a device for human therapy for non-resectable cancers, which must be reviewed and ultimately regulated by the Center for Devices and Radiological Health (“CDRH”). The Company then submitted a 510(k) notice for RadioGel™ (K133368), which was found Not Substantially Equivalent due to the lack of a suitable predicate, and RadioGel™ was assigned to the Class III product code NAW (microspheres). Class III products or devices are generally the highest risk devices and are therefore subject to the highest level of regulatory review, control, and oversight. Class III products or devices must typically be approved by FDA before they are marketed. Class II devices represent lower risk products or devices than Class III and require fewer regulatory controls to provide reasonable assurance of the product’s or device’s safety and effectiveness. In contrast, Class I products and devices are deemed to be lower risk than Class I or II, and are therefore subject to the least regulatory controls.

A pre-submission meeting (Q140496) was held with the FDA on June 17, 2014, during which the FDA maintained that RadioGel™ should be considered a Class III device and therefore subject to pre-market approval. On December 29, 2014, the Company submitted a de novo petition for RadioGel™ (DEN140043). The de novo petition was denied by the FDA on June 1, 2015, with the FDA providing numerous comments and questions. On September 29, 2015, the Company submitted a follow-up pre-submission informational meeting request with the FDA (Q151569). This meeting took place on November 9, 2015, at which time the FDA indicated acceptance of the Company’s applied dosimetry methods and clarified the FDA’s outstanding questions regarding RadioGel™. Following the November 2015 pre-submission meeting, the Company prepared a new pre-submission package to obtain FDA feedback on the proposed testing methods, intended to address the concerns raised by the FDA staff and to address the suitability of RadioGel™ for de novo reclassification. This pre-submission package was presented to the FDA in a meeting on August 29, 2017. During the August 2017 meeting, the FDA clarified their position on the remaining pre-clinical testing needed for RadioGel™. Specifically, the FDA addressed proposed dosimetry calculating techniques, dosimetry distribution between injections, hydrogel viscoelastic properties, and the details of the Company’s proposed animal testing.

30

The Company believes that its submissions to the FDA to date have addressed all the FDA staff’s feedback Of particular importance, the Company has provided corresponding supporting data for proposed future testing of RadioGel™ to address any remaining questions raised by the FDA. We believe, although no assurances can be given, that the clinical testing modifications presented to the FDA in August 2017 will result in a de novo reclassification for RadioGel™ by the FDA. In addition, in previous FDA submittals, the Company proposed applying RadioGel™ for a very broad range of cancer therapies, referred to as Indication for Use. The FDA requested that the Company reduce its Indications for Use. To comply with that request, the Company expanded its Medical Advisory Board (“MAB”) and engaged doctors from respected hospitals who have evaluated the candidate cancer therapies based on three criteria: (1) potential for FDA approval and successful therapy; (2) notable advantage over current therapies; and (3) probability of wide-spread acceptance by the medical community.

Financing and Strategy

The Company requires funding of at least $2.5 million to maintain current operating activities through 2025. Over the next 36 months, the Company believes it will cost approximately $9 million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct pilot, and pivotal trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States.

The principal variables in the timing and amount of spending for the precision radionuclide therapy will be the FDA’s classification of the Company’s precision radionuclide therapy products as Class II or Class III devices (or otherwise) and any requirements for Pilot and Pivotal trials. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. In addition to proceeds from the Reg A+ Offering, the Company may fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Following receipt of required regulatory approvals and financing, in the U.S., the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

Long-term, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses. These long-term goals are subject to the Company: (1) receiving adequate funding; (2) receiving regulatory approval for RadioGelTM and other precision radionuclide therapy products; and (3) being able to successfully commercialize its products.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

31

The Company’s headquarters are in Northeast Washington. Initially, the focus of the animal therapy market has been the Northwestern sector of the United States. The Company continues our marketing efforts to the animal therapy market in other regions of the United States, attempting to increase the exposure to our product and provide additional revenue opportunities. .

As of March 31, 2024, the Company has $1,370,829 cash on hand. There are currently commitments to vendors for products and services purchased. To continue the development of the Company’s products, the current level of cash may not be enough to cover the fixed and variable obligations of the Company.

There is no guarantee that the Company will be able to raise additional funds or to do so at an advantageous price.

Product Features

The Company’s RadioGel™ device has the following product features:

●	Beta particles only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the nearby normal tissues. In medical terms Y-90 beta emitter has a high efficacy rate;

●	Benefitting from the short penetration distance, the patient can go home immediately with no fear of exposure to family members, and there is a greatly reduced radiation risk to the doctor. A simple plastic tube around the syringe, gloves and safety glasses are all that is required. Other gamma emitting products require much more protection;

●	A 2.7-day half-life means that only 5% of the radiation remains after ten days. This is in contrast to the industry-standard gamma irradiation product, which has a half-life of 17 days;

●	The short half-life also means that any medical waste can be stored for thirty days then disposed as normal hospital waste;

●	RadioGel™ can be administered with small diameter needles (27-gauge) so there is minimal damage to the normal tissue. This contrasts with the injection of metal seeds, which does considerable damage; and

●	After about 120 days the gel resorbs by a normal biological cycle, called the Krebs Cycle. The only remaining evidence of the treatment are phosphate particles so small in diameter that it requires a high-resolution microscope to find them. This contrasts with permanent presence of metal seeds.

Steps from Production to Therapy

Device Production

During the next two years, the Company intends to outsource material aspects of manufacturing and distribution. As future product volume increases, the Company will reassess its make-buy decision on manufacturing and will analyze the cost/benefit of a centrally located facility.

Production of the Hydrogel

RadioGel™ is manufactured with a proprietary process under ventilated sterile hood by following strict Good Laboratory Practices (“GLP”) procedures. It is made in large batches that are frozen for up to three months. When the product is ready to ship, a small quantity of the gel is dissolved in a sterile saline solution. It is then passed through an ultra-fine filter to ensure sterility.

Production of the Yttrium-90 Phosphate Particles

The Y-90 particles are produced with simple ingredients via a proprietary process, again following strict GLP procedures. They are then mixed into a phosphate-buffered saline solution. They can be produced in large batches for several shipments. The number of particles per shipment is determined by the dose prescribed by the doctor.

32

Pre-Mixing – Ready to Use (“RTU”)

The Company now pre-mixes the particle solution and the hydrogel and places the RTU IsoPet® in standard size vials. This innovation is cost effective and reduces the probability of any accidental spills or biological contamination at the therapy sites. It also simplified the certification training for new regional clinics.

Shipment

The vials are shipped inside the specially designed plastic shipping pigs via FedEx or UPS, all following the proper protocols.

At the User

The quantities and activities are in the information on the product label.

The specific injection technique depends on the Indication for Use. For small tumors, one centimeter in diameter or less, the cancer is treated with a single injection. For larger tumors, the cancer is treated with a series of small injections from the same syringe or multiple syringes.

Principal Markets

The Company is currently pursuing two synergistic business sectors, medical and veterinary, each of which are summarized below.

Medical Sector

RadioGel™ is currently fully developed, requiring only FDA approval before commercialization.

Building on the FDA’s ruling of RadioGel™ as a device, the Company incorporated the FDA suggestions and has invested in the pre-clinical testing required for IDE submittal. This included two years of effort on biocompatibility testing. The last remaining animal test has been designed, and the Company has begun the initial scoping phase.

Veterinary Sector

There are approximately 150 million pet dogs and cats in the United States. Nearly one-half of dogs and one-third of cats are diagnosed with cancer at some point in their lifetime. The Veterinary Oncology & Hematology Center in Norwalk, Connecticut, reports that cancer is the number one natural cause of death in older cats and dogs, accounting for nearly 50 percent of pet deaths each year. The American Veterinary Medical Association reports that half of the dogs ten years or older will die because of cancer. The National Cancer Institute reports that about six million dogs are diagnosed with cancer each year, translating to more than 16,000 a day.

The Company’s IsoPet® operating division focuses on the veterinary oncology market. Dr. Alice Villalobos, a founding member of the Veterinary Cancer Society and the Chair of our Veterinary Medicine Advisory Board, has been providing guidance to management regarding this market. The Veterinary Medicine Advisory Board gives us recommendations regarding the overall strategy for our animal business sector. Specially, they recommended the university veterinary hospitals for demonstration therapies, the specific cancers to be treated, and have provided business contact information to the private clinics. Dr. Villalobos has retired. Richard Weller DVM, DACVIM, is now the Chairman of the Veterinary Medicine Advisory Board. In addition, John E. Hendrich, PhD, DVM is a new member.

Development of the product and application techniques and animal testing is allowed under FDA regulation. Commercial sales of RadioGelTM for animals requires confirmation by the FDA Center for Veterinary Medicine (“CVM”). In January 2018, the Center for Veterinary Medicine Product Classification Group, the entity within the CVM that is responsible for determining the classification of a product, ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas.

33

Additionally, after a legal review, the Company believes that the device classification obtained from the FDA Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most all solid tumors in animals. We expect the result of such classification and label approval will be that no additional regulatory approvals are necessary for the use of RadioGelTM for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

The Company currently intends to utilize university veterinary hospitals for therapy development, given that veterinary hospitals offer superior and plentiful veterinarians and students, many animal patients, radioactive material handling licenses, and are respected by private veterinary centers and hospitals.

Competitors

The Company competes in a market characterized by technological innovation, extensive research efforts, and significant competition.

The pharmaceutical and biotechnology industries are intensely competitive and subject to rapid and significant technological changes. Several companies are pursuing the development of pharmaceuticals and products that target the same diseases and conditions that our products target. We cannot predict with accuracy the timing or impact of the introduction of potentially competitive products or their possible effect on our sales. Certain potentially competitive products to our products may be in various stages of development. Also, there may be many ongoing studies with currently marketed products and other developmental products, which may yield new data that could adversely impact the use of our products in their current and potential future Indications for Use. The introduction of competitive products could significantly reduce our sales, which, in turn would adversely impact our financial and operating results.

There are a wide variety of cancer treatments approved and marketed in the U.S. and globally. General categories of treatment include surgery, chemotherapy, radiation therapy and immunotherapy. These products have a diverse set of success rates and side effects. The Company’s Radiogel™ precision radionuclide therapy product, would generally compete with brachytherapy devices currently marketed in the U.S. and globally. The traditional iodine-125 (“I-125”) and palladium-103 (“Pd-103”) technologies are well entrenched with powerful market players. The industry-standard I-125-based therapy was developed by Oncura, which is a unit of General Electric Healthcare.. Additionally, C.R. Bard, a major industry player competes in the I-125 marketplace. These market competitors are also involved in the distribution of Pd-103 based products. Cs-131 brachytherapy products are marketed by GT MedTech. . Several Y-90 therapies have been FDA approved including SIR-Spheres by Sirtex, TheraSphere by Biocompatibles UK.

Raw Materials

The Company currently subcontracts the manufacturing of RadioGelTM at IsoTherapeutics. Eckert and Ziegler is the sole supplier of the Y-90 used by IsoTherapeutics to manufacture the Company’s RadioGel™. The Company obtains supplies, hardware, handling equipment and packaging from several different U.S. suppliers. Eckert and Ziegler previously provided Y-90 to the USA from Germany, but we now receive the material from their Massachusetts operations. We also spent more than a year’s effort to prepare Eckert and Ziegler to become a full provider of the particles and hydrogel, and they currently are positioned to become an alternate supplier should the need arise.

During 2021, the Company engaged Akina, Inc. as an alternate supplier of its hydrogel polymer component. We have now expanded to include SciPoly as another alternate polymer supplier.

34

Customers

The Company anticipates that potential customers for our potential precision radionuclide therapy products likely would include those institutions and individuals that currently purchase brachytherapy products or other oncology treatment products.

Government Regulation

The Company’s present and future intended activities in the development, manufacturing, and sale of cancer therapy products, including RadioGel™, are subject to extensive laws, regulations, regulatory approvals and guidelines. Within the United States, the Company’s therapeutic radiological devices must comply with the U.S. Federal Food, Drug and Cosmetic Act, which is enforced by FDA. The Company is also required to adhere to applicable FDA Quality System Regulations, also known as the Good Manufacturing Practices, which include extensive record keeping and periodic inspections of manufacturing facilities.

In the United States, the FDA regulates, among other things, new product clearances and approvals to establish the safety and efficacy of these products. We are also subject to other federal and state laws and regulations, including the Occupational Safety and Health Act and the Environmental Protection Act.

The Federal Food, Drug, and Cosmetic Act and other federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, record keeping, approval, distribution, use, reporting, advertising and promotion of such products. Noncompliance with applicable requirements can result in civil penalties, recall, injunction or seizure of products, refusal of the government to approve or clear product approval applications, disqualification from sponsoring or conducting clinical investigations, preventing us from entering into government supply contracts, withdrawal of previously approved applications, and criminal prosecution.

In the United States, medical devices are classified into three different categories over which the FDA applies increasing levels of regulation: Class I, Class II, and Class III. Most Class I devices are exempt from premarket notification 510(k); most Class II devices require premarket notification 510(k); and most Class III devices require premarket approval. RadioGel™ is currently classified as a Class III device.

Approval of new Class III medical devices is a lengthy procedure and can take a number of years and require the expenditure of significant resources. There is a shorter FDA review and clearance process for Class II medical devices, the premarket notification or 510(k) process, whereby a company can market certain Class II medical devices that can be shown to be substantially equivalent to other legally marketed devices.

The Company intends to apply for a de novo petition with an anticipated expenditure of $10.0 million over the next four years. This expenditure estimate includes anticipated costs associated with in vitro and in vivo pre-clinical testing, our application for an Investigational Device Exemption, Phase I and Phase II clinical trials and our application for a de novo petition.

As a registered medical device manufacturer with the FDA, we are subject to inspection to ensure compliance with FDA’s current Good Manufacturing Practices, or cGMP. These regulations require that we and any of our contract manufacturers design, manufacture, and service products, and maintain documents in a prescribed manner with respect to manufacturing, testing, distribution, storage, design control, and service activities. Modifications or enhancements that could significantly affect the safety or effectiveness of a device or that constitute a major change to the intended use of the device require a new 510(k) premarket notification for any significant product modification.

The Medical Device Reporting regulation requires that we provide information to the FDA on deaths or serious injuries alleged to be associated with the use of our devices, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur. Labeling and promotional activities are regulated by the FDA and, in some circumstances, by the Federal Trade Commission.

As a medical device manufacturer, we are also subject to laws and regulations administered by governmental entities at the federal, state, and local levels. For example, our facility is licensed as a medical device manufacturing facility in the State of Washington and is subject to periodic state regulatory inspections. Our customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

35

In the United States, as a manufacturer of medical devices and devices utilizing radioactive byproduct material, we are subject to extensive regulation by not only federal governmental authorities, such as the FDA and FAA, but also by state and local governmental authorities, such as the Washington State Department of Health, to ensure such devices are safe and effective. In Washington State, the Department of Health, by agreement with the federal Nuclear Regulatory Commission (“NRC”), regulates the possession, use, and disposal of radioactive byproduct material as well as the manufacture of radioactive sealed sources to ensure compliance with state and federal laws and regulations. RadioGel™ constitutes both medical devices and radioactive sealed sources and are subject to these regulations.

Moreover, our use, management, and disposal of certain radioactive substances and wastes are subject to regulation by several federal and state agencies depending on the nature of the substance or waste material. We believe that we are in compliance with all federal and state regulations for this purpose.

Environmental Regulation

Our business does not require us to comply with any extraordinary environmental regulations. Our RadioGel™ product is manufactured in an independently owned and operated facility. Any environmental effects or contamination event that could result would be from the shipping company during shipment and misuse by the treatment facility upon arrival.

Human Capital

As of March 31, 2024, the Company had one full-time employee. The Company utilizes several independent contractors to assist with its operations. The Company does not have a collective bargaining agreement with any of its personnel and believes its relations with its personnel are good.

Available Information

The Company prepares and files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and certain other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Moreover, the Company maintains a website at http://www.RadioGel.com that contains important information about the Company, including biographies of key management personnel, as well as information about the Company’s business. This information is publicly available and is updated regularly. The content on any website referred to in this Offering Circular is not incorporated by reference into this Offering Circular, unless (and only to the extent) expressly so stated herein.

36

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s current directors and executive officers are as follows:

NAME	AGE	POSITION
Michael K. Korenko	78	President, Chief Executive Officer, and Director
Michael Pollack	57	Interim Chief Financial Officer
Carlton M. Cadwell	79	Chairman of the Board and Secretary

Term of Office

All the Company’s directors hold office until the next annual meeting of the stockholders or until their successors is elected and qualified. The Company’s executive officers are appointed by the Company’s board of directors and hold office until their resignation, removal, death or retirement.

Background and Business Experience

The business experience during the past five years of each of the Company’s directors and executive officers is as follows:

Dr. Michael K. Korenko, President and Chief Executive Officer of the Company since December 2016, and a member of the Board of Directors since August 2017, joined the Company as an Advisor to the Board of the Company during 2009 and served as member of the Board from May 2009 to March 2010. Dr. Korenko has also served on the Hanford Advisory Board since 2009. Dr. Korenko served as Business Development Manager for Curtiss-Wright from 2006 to 2009, as Chief Operating Officer for Curtiss-Wright from 2000 to 2005 and was Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats from 1994 to 2000. Dr. Korenko served as Vice President of Westinghouse from 1987 to 1994 and was responsible for the 300 and 400 areas, including the Fast Flux Testing Facility (“FFTF”) and all engineering, safety analysis, and projects for the Hanford site.

Dr. Korenko is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year. Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger.

Dr. Korenko brings to the Board over seven years’ experience working with and advising various small businesses, including companies involved in turnarounds. Dr. Korenko has also been involved as an advisor to the Company since 2009 in the development of medical isotopes.

Dr. Korenko was selected as President and CEO of Advanced Medical Isotopes (Vivos Inc) on December 14, 2016. Since then, has been credited with turning around the financial health and reputation of the Company, completing the product development, obtaining the device classification for animal therapy, and for setting the stage to obtaining IDE approval for human therapy.

Carlton M. Cadwell, Chairman of the Board and Secretary since December 2016, joined the Company as a director in 2006. Dr. Cadwell brings over 30 years of experience in business management, strategic planning, and implementation. He co-founded Cadwell Laboratories, Inc. in 1979 and has served as its President since its inception. Cadwell Laboratories, Inc. is a major international provider of neurodiagnostic medical devices. After receiving his bachelor’s degree from the University of Oregon in 1966 and a doctoral degree from the University of Washington in 1970, he began his career serving in the United States Army as a dentist for three years. From 1973 to 1980, Dr. Cadwell practiced dentistry in private practice and since has started several businesses.

Mr. Cadwell brings to the Board over ten years of service on the Board and over forty-five years of experience as a successful entrepreneur, as well as medical expertise.

37

Michael Pollack CPA, the Interim Chief Financial Officer, joined the Company as interim Chief Financial Officer in December 2018. Mr. Pollack has been a partner in a certified public accounting firm for the past fifteen years and specializes in accounting and auditing for small public companies. Mr. Pollack has approximately 30 years of experience in public accounting and consulting to over 100 publicly traded and 250 private companies. Mr. Pollack has also held CFO and Controller positions in an array of industries. Mr. Pollack graduated from the University of Maryland with a Bachelor of Arts in Economics. Mr. Pollack is a member of the American Institute of Certified Public Accountants, as well as licensed to practice in New Jersey, and New York.

Significant Consultants

David J. Swanberg, M.S., P.E. Mr. Swanberg has over 30 years’ experience in radiochemical processing, medical isotope production, nuclear waste management, materials science, regulatory affairs, and project management. Mr. Swanberg has worked in diverse organizations ranging from small start-up businesses to corporations with multi-billion-dollar annual revenues. From 2005 to 2008, he served as Executive Vice President of Operations and as a member of the Board of Directors for IsoRay Medical Inc. from 2005 to 2008 managing day-to-day operations, R&D, and new product development. Mr. Swanberg was a co-founder of IsoRay and led the initial Cs-131 brachytherapy seed product development, FDA 510(k) submission/clearance, and NRC Sealed Source review and registration. Mr. Swanberg led the radiation dosimetry evaluations to meet American Association of Physicists in Medicine guidelines and is a current member of the AAPM. Mr. Swanberg and participated in several capital financing rounds totaling over $30.0 million. Mr. Swanberg also served as Assistant General Manager of IsoRay LLC from 2000 to 2003, and in additionally in key management roles as IsoRay transitioned from IsoRay LLC to IsoRay Medical, Inc. Mr. Swanberg holds a BA in Chemistry from Bethel University (MN) and an MS in Chemical Engineering from Montana State University. Mr. Swanberg has numerous technical publications and holds several patents.

Medical and Veterinarian Advisory Boards

Dr. Barry D. Pressman MD, FACR - Chairman Medical Advisory Board. Dr. Pressman is Professor and Chairman of the S. Mark Taper Foundation Imaging Centre and Department, and Chief of the Section of Neuroradiology and Head and Neck Radiology at Cedars-Sinai Medical Center, located in Los Angeles, California.

Dr. Pressman is a past President of The American College of Radiology, the Western Neuroradiological Society, as well as past President of the California Radiological Society. Currently he is a member of the American Society of Neuroradiology and the American Society of Pediatric Neuroradiology.

Dr. Pressman earned his medical degree Cum Laude from Harvard Medical School after graduating Summa Cum Laude from Dartmouth College. After a surgical internship at Harvard’s Peter Bent Brigham Hospital in Boston, he completed a diagnostic radiology residency at Columbia-Presbyterian Medical Center in New York and a Neuroradiology fellowship at George Washington University Hospital. During this period, he wrote many original papers for Computer Tomography (CT).

Dr. Albert S. DeNittis MD, MS, FCPP - Medical Advisory Board. Dr. Albert S. DeNittis is currently is the Chief of Radiation Oncology at Lankenau Medical Center and Clinical Professor at Lankenau Institute for Medical Research in Wynnewood, Pennsylvania, and the Director of Radiation Oncology at Brodesseur Cancer Center in New Jersey. He is also the Principal Investigator and in charge of a grant awarded by the NIH for its National Cancer Oncology Research Program (NCORP) at Main Line Health. Dr. DeNittis’ practice experience includes image-guided radiosurgery, stereotactic body radiation therapy (SBRT), intensity modulated radiation therapy (IMRT), image guided radiation therapy (IGRT), high-dose rate (HDR) precision radionuclide therapy, cranial and extracranial stereotactic radiosurgery, respiratory gating, and Cyberknife.

Dr. DeNittis has served on numerous regional, national and government committees related to key issues in Dr. DeNittis earned a BA and a MS at Rutgers University and a MD from the Robert Wood Johnson Medical School at the University of Medicine and Dentistry of New Jersey. He completed postdoctoral training internships and residency at the Department of Radiation Oncology at the Hospital of the University of Pennsylvania. Dr. DeNittis is board certified by the American Board of Radiology and Licensed in New Jersey and Pennsylvania.

38

Dr. Beau Toskich, MD, FCPP - Medical Advisory Board. Dr. Toskich is currently Mayo Clinic Senior Associate Consultant, Vascular and Interventional Radiology, Mayo Clinic, Florida Campus, Board Certified Diagnostic Radiology, Vascular and Interventional Radiology, and Nuclear Regulatory Commission Authorized User

Dr. Richard Weller, DVM, DACVIM (Internal Medicine; Oncology) DipMS - Veterinary Medicine Advisory Board Chairman. Prior to his retirement in 2014, Dr. Weller was a Senior Program Manager in the Radiation Biology Group of the Biological Sciences Division at Pacific Northwest National Laboratory (PNNL), where he was involved in the development of RadioGel. A 1973 graduate of Washington State University. Dr. Weller has extensive experience in designing and executing clinical studies, treatment planning, mechanisms of carcinogenesis, radiation biology, targeted delivery systems for chemotherapeutic and radio-therapeutic agents, bio-markers of disease, and comparative oncology; as well as over 30 years of experience developing and using animal models, including the use of spontaneous tumors in companion animals, for bio-medical applications.

Dr. Weller is board-certified by the American College of Veterinary Internal Medicine in Internal Medicine (1980) and Oncology (1987), Past Chairperson of the Organizing Committee for the Specialty of Veterinary Medical Oncology, Past Chairperson of the Board of Regents of the American College of Veterinary Internal Medicine, Past President of the Board of Regents of the American College of Veterinary Internal Medicine, Past President of the Specialty of Oncology, and a Charter Member of the Veterinary Cancer Society which he served as Treasurer for 16 years. He is an Honorary Professor of the Institute of Veterinary Medicine in Kyiv, Ukraine. Dr. Weller has lectured and trained veterinarians worldwide and has authored or co-authored over 250 articles, technical reports, book chapters, and presentations in his fields of expertise.

Dr. John Heindrick, DVM - Veterinary Medicine Advisory Board Member – Dr. Heindrick is a recently retired co-owner of VCA Ventana Animal Hospital in Albuquerque NM. He brings practical experience in veterinary medicine and has accompanied us at our conference booths.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4, and an annual statement of beneficial ownership on Form 5. Such executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all such forms that they have filed.

Based solely on its review of such forms filed with the SEC and received by the Company and representations from certain reporting persons, the Company believes that all reports required to be filed by each of each of its executive officers, directors and 10% stockholders were filed during the year ended December 31, 2023 and that such reports were timely.

Code of Ethics

The Company’s Board of Directors has not adopted a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because of the Company’s limited number of executive officers and employees that would be covered by such a code and the Company’s limited financial resources. The Company anticipates that it will adopt a code of ethics after it increases the number of executive officers and employees and obtain additional financial resources.

Audit Committee and Audit Committee Financial Expert

As of the date of this Offering Circular, the Company has not established an audit committee, and therefore, the Company’s full board of directors performs the functions that customarily would be undertaken by an audit committee. The Company’s Board of Directors during 2023 and 2022 was comprised of two directors, one of whom the Company had determined satisfied the general independence standards of the NASDAQ listing requirements.

The Company’s Board of Directors has determined that none of its current members qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. In the future, the Company intends to establish board committees and to appoint such persons to those committees as are necessary to meet the corporate governance requirements imposed by a national securities exchange, although it is not required to comply with such requirements until the Company elects to seek listing on a national securities exchange.

Board of Directors; Attendance at Meetings

The Board held no meetings and acted by unanimous written consent two times during the year ended December 31, 2023. In 2022, we conducted no meetings of the Board of Directors, and the Board of Directors acted by unanimous written consent two times. We have no formal policy with respect to the attendance of Board members at annual meetings of shareholders but encourage all incumbent directors and director nominees to attend each annual meeting of shareholders.

39

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to the Company’s Chief Executive Officer and those executive officers that earned in excess of $100,000 during the year ended December 31, 2023 (collectively, the “Named Executive Officers”):

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Total ($)

Dr. Michael K. Korenko	2023	$236,391	$30,000	$-	$-	$266,391
CEO, President and Director	2022	$230,625	$30,000	$-	$-	$260,625

(1)	Michael Pollack began serving as the Company’s Interim Chief Financial Officer in December 2018 and was paid no compensation directly in 2022 or 2023. Accordingly, he has not been included in this table.

(2)	The amounts in this column represent the grant date fair value of stock option awards, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table

Dr. Michael K. Korenko. On October 24, 2018, Mr. Korenko entered into an employment agreement with the Company (the “Old Employment Agreement”), which was scheduled to terminate on December 31, 2019. On June 4, 2019, Mr. Korenko and the Company entered into a new employment agreement, effective June 11, 2019, which shall terminate on December 31, 2020 and December 31 of subsequent years (the “Termination Date”) if the agreement is extended pursuant to its terms. Under the terms of his employment agreement, the Company may terminate Dr. Korenko’s employment either with or without cause prior to the Termination Date, but in the event of a termination without cause, Dr. Korenko shall be entitled to receive monthly payments of his base salary for a period of six months thereafter, all of Dr. Korenko’s outstanding options, if any, shall vest, and Dr. Korenko shall be entitled to receive all past due compensation within three weeks of the date of termination.

The Company shall pay to Dr. Korenko an annual base compensation of $180,000, which is payable in equal monthly intervals. Of the $180,000 in annual base salary, $60,000 of annual pay shall be deferred and accrued until the Company’s cash balance exceeds $1,000,000, which occurred in December 2020. Dr. Korenko’s employment agreement provides that he shall receive a stock option grant issued under the Company’s 2015 Omnibus Securities and Incentive Plan in an amount equal to 21 million options ten days after the Company’s 1-for-8 reverse split, which was consummated in late June 2019. The options shall have a seven-year term, shall be exercisable at a price of $0.024 per share, and shall vest as follows: 50% shall vest in equal amounts at the end of each quarter for the two quarters after grant date, 25% shall vest upon the Company filing for a patent, and the remaining 25% shall vest upon the first commercial sale of IsoPet. In December 2020, Mr. Korenko exercised 2,500,000 of these options for $60,000.

The Company paid bonuses to certain employees based on their performance, the Company’s need to retain such employees, and funds available. All bonus payments were approved by the Company’s Board of Directors.

On June 4, 2019, the Company entered into an Executive Employment Agreement (“Employment Agreement”) with Dr. Michael K. Korenko, the Company’s Chief Executive Officer. The employment term under the Employment Agreement commenced with an effective date of June 11, 2019 and expires on December 31, 2020, and December 31 of each successive year if the Employment Agreement is extended, unless terminated earlier as set forth in the Employment Agreement. The Company on December 31, 2020 extended this agreement through December 31, 2021 while renegotiating terms of a new Employment Agreement. On May 3, 2021, the Company and the Chief Executive Officer agreed the terms of a new Employment Agreement with an effective date of January 1, 2021 that has a term of three years and expired December 31, 2023. The Company renewed the Employment Agreement for a term of two years expiring December 31, 2025.

40

Under the terms of the Employment Agreement effective January 1, 2024, the Company shall pay to Dr. Korenko a base compensation of $295,500. In addition, there is a discretionary bonus to be earned in the amount of $10,000 per quarter upon the satisfaction of conditions to be determined by the Board of Directors of the Company. In addition, the Company granted Dr. Korenko 20,000,000 restricted stock units on January 1, 2024 that vest over the two-year period.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all outstanding equity awards held by the Company’s Named Executive Officers as of the end of last fiscal year.

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date
NONE

Compensation of Directors

During the year ended December 31, 2023, the Company’s non-employee directors were not paid any compensation.

The following table sets forth, for each of the Company’s non-employee directors who served during 2023, the aggregate number of stock awards and the aggregate number of stock option awards that were outstanding as of December 31, 2023:

Name	Outstanding Stock Awards (#)	Outstanding Stock Options (#)
Carlton M. Cadwell	-	-

During June 2016, the Company granted to Mr. Cadwell options to purchase 12,500 shares of common stock at an exercise price of $8.00 per share, which options expired June 21, 2019. These options had a grant date fair value of $34,771, which amounts were calculated in accordance with ASC Topic 718.

Additionally, the Company granted warrants to purchase 6,425,503 shares of Company common stock to Carlton Cadwell in 2018 as a result of the Path Forward Agreements and conversion of his advances to the Company. These warrants expired in October 2020.

There are no employment contracts or compensatory plans or arrangements with respect to any director that would result in payments by the Company to such person because of his or her resignation as a director or any change in control of the Company.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors.

41

RELATED PERSON TRANSACTIONS

Indebtedness from Related Parties

There has been no indebtedness from related parties for the years ended December 31, 2023 and 2022.

Independent Directors

The Company’s common stock is traded on the OTCQB Marketplace, which does not impose any independence requirements on the Board of Directors or the board committees of the companies whose stock is traded on that market. The Company has decided to adopt the independence standards of the Nasdaq listing rules in determining whether the Company’s directors are independent. Generally, under those rules a director does not qualify as an independent director if the director or a member of the director’s immediate family has had in the past three years certain relationships or affiliations with the Company, the Company’s auditors, or other companies that do business with the Company. The Company’s Board of Directors has determined that Mr. Cadwell is qualified as an independent director under those Nasdaq rules, and accordingly, would have been qualified under those rules to serve on a compensation committee or a nominating committee, if the Company had established such committees of the Company’s Board of Directors. Dr. Korenko is not an independent director due to his employment by the Company as an executive officer.

42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Company’s Common Stock

The following table sets forth, as of June 14, 2024, the number of shares of common stock beneficially owned by the following persons: (i) all persons the Company knows to be beneficial owners of at least 5% of the Company’s common stock, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

As of June 14, 2024, there were 410,842,241 shares of common stock outstanding and up to 56,746,379 shares issuable upon exercise of common stock equivalents, assuming exercise and conversion occurred as of that date, for a total of 467,588,620 shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Cadwell Family Irrevocable Trust	26,912	* %

Carlton M. Cadwell (3)	15,406,979	3.79%

Michael K. Korenko (4)	14,885,090	3.71%

Michael Pollack	16,000	*

All Current Directors and Executive Officers as a group (3 individuals)	30,334,981	6.08%

* Less than 1%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336, except that the address of the Cadwell Family Irrevocable Trust (the “Cadwell Trust”) is 909 North Kellogg Street, Kennewick, WA 99336.

(2)	In determining beneficial ownership of the Company’s common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired upon exercise of the common stock equivalents within 60 days of that date. In determining the percent of common stock owned by a person or entity on March 1, 2023, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of the common stock equivalents, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on March 1, 2023, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the common stock equivalents. Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that under the terms of the Cadwell Trust, Dr. Cadwell does not have or share voting or investment power over the shares beneficially owned by the Cadwell Trust.

(3)	Includes 1,136,137 shares issuable upon conversion of Series A Preferred; and 4,816,275 shares issuable upon conversion of Series C Preferred, and 2,316,830 shares of common stock issued to AMIC Gift, LLC, an LLC controlled by Carlton and his wife.

(4)	Includes 5,000,000 shares issuable for vested RSUs.

Beneficial Ownership of the Company’s Series A Convertible Preferred Stock

As of June 14, 2024, there were 2,071,007 shares of Series A Preferred issued and outstanding, convertible into 2,588,758 shares of the Company’s common stock.

The following table sets forth, as of June 14, 2024, the number of shares of Series A Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series A Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

43

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Cadwell Family Irrevocable Trust	148,309	7.16%

Carlton M. Cadwell	908,910	43.89%

All Current Directors and Executive Officers as a group (2 individuals)(3)	1,057,219	51.05%

Major Shareholder(s):

L. Bruce Jolliff	197,979	9.56%

Stoel Rives	133,333	6.44%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336, except that the address of (i) the Cadwell Trust is 909 North Kellogg Street, Kennewick, WA 99336; (ii) L. Bruce Jolliff is 206 N 41st St. Unit 1, Yakima, WA 98901; and (iii) Stoel Rives is One Union Square, 600 University Street, Suite 3600, Seattle, WA 98101.

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that Dr. Cadwell under the terms of the Cadwell Trust does not have or share voting or investment power over the Series A Convertible Preferred beneficially owned by the Cadwell Trust.

(3)	Neither Michael Korenko, the Company’s Chief Executive Officer, nor Michael Pollack, the Company’s Interim Chief Financial Officer, hold any Company Series A Convertible Preferred, and therefore have been omitted from this table.

Beneficial Ownership of the Company’s Series B Convertible Preferred Stock

As of June 14, 2024, there were 200,363 shares of Series B Preferred issued and outstanding, convertible into 2,504,538 shares of the Company’s common stock.

The following table sets forth, as of June 14, 2024, the number of shares of Series B Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series B Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
All Current Directors and Executive Officers as a group (3 individuals)	-	* %

Major Shareholder(s):

Jason Adelman(3)	200,000	99%

* Less than 1%

(1)	None of the Company’s directors and executive officers hold any shares of the Company’s Series B Convertible Preferred, and they have therefore been omitted from this table. The address of the beneficial owners is as follows: (i) Jason Adelman (JTA Resources LLC. is 40 East 66th St., New York, NY 10065.

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares.

(3)	Represents 200,000 shares of Series B Preferred held by JTA Resources LLC.

44

Beneficial Ownership of the Company’s Series C Convertible Preferred Stock

As of June 14, 2024, there were 385,302 shares of Series C Preferred issued and outstanding, convertible into 4,816,275 shares of the Company’s common stock.

The following table sets forth, as of June 14, 2024, the number of shares of Series C Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series C Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner ~~(1)~~	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Carlton M. Cadwell	385,302	100%
All Current Directors and Executive Officers as a group (3 individuals) (3)	385,302	100%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336.,

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that Dr. Cadwell under the terms of the Cadwell Trust does not have or share voting or investment power over the Series C Preferred beneficially owned by the Cadwell Trust.

(3)	Neither Michael Korenko, the Company’s Chief Executive Officer, nor Michael Pollack, the Company’s Interim Chief Financial Officer, hold any shares of the Company’s Series C Preferred, and have therefore been omitted from this table.

Changes in Control

The Company does not know of any arrangements, including any pledges of the Company’s securities that may result in a change in control of the Company.

45

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock currently consists of 950 million shares of common stock and 20.0 million shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 5.0 million shares of Preferred Stock have been designated as Series A Convertible Preferred Stock (“Series A Preferred”), 5.0 million shares have been designated as Series B Convertible Preferred Stock (“Series B Preferred”), and 5.0 million shares have been designated as Series C Convertible Preferred Stock (“Series C Preferred”).

Common Stock

As of June 14, 2024, there were 410,842,241 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s shareholders. Holders of common stock are entitled to receive ratably any dividends that may be declared by our Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further shareholder approval.

Preferred Stock

Our Board of Directors is currently authorized, without further shareholder approval, to issue from time to time up to an aggregate of 20.0 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

We currently have three series of preferred stock designated, our Series A Preferred, Series B Preferred and Series C Preferred. As of June 14, 2024, there were (i) 2,071,007 shares of Series A Preferred issued and outstanding, convertible into 2,588,758 shares of common stock.; (iii) 200,363 shares of Series B Preferred issued and outstanding, convertible into 2,504,538 shares of the Company’s common stock; and (iii) 385,302 shares of Series C Preferred issued and outstanding, convertible into 4,816,275 shares of the Company’s common stock.

The following is a summary of the rights and preferences of such series of Preferred Stock, which summary is not meant to be a complete description of those terms. For a complete description of the rights and preferences attributable to our Series A Preferred, Series B Preferred and Series C Preferred, please see the Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) of each, each available as an exhibit to our filings with the Securities and Exchange Commission.

Series A Convertible Preferred Stock

Liquidation Preference. The Series A Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Preferred do not have any separate dividend rights.

46

Conversion. Subject to certain limitations set forth in the Series A Preferred Certificate of Designation, each share of Series A Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Preferred Certificate of Designation), currently $4.00.

In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Preferred at that time will automatically convert into Series A Conversion Shares.

Redemption. Subject to certain conditions set forth in the Series A Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series A Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Preferred in cash at a price per share of Series A Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five (5) votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series A Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock

In October 2018, the Series B Preferred Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our Preferred Stock as Series B Preferred. The following summarizes the current rights and preferences of the Series B Preferred:

Liquidation Preference. The Series B Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Preferred do not have any separate dividend rights.

47

Conversion. Subject to certain limitations set forth in the Series B Preferred Certificate of Designation, each share of Series B Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Preferred Certificate of Designation), currently $0.08.

Redemption. Subject to certain conditions set forth in the Series B Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series B Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Preferred in cash at a price per share of Series B Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two (2) votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series B Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series B Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series C Convertible Preferred Stock

In March 2019, the Series C Preferred Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series C Preferred. The following summarizes the current rights and preferences of the Series C Preferred:

Liquidation Preference. The Series C Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series C Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series C Preferred Certificate of Designation, each share of Series C Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series C Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series C Preferred Certificate of Designation), currently $0.08.

48

Redemption. Subject to certain conditions set forth in the Series C Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series C Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series C Preferred in cash at a price per share of Series C Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series C Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of thirty-two (32) votes for every Series C Conversion Share issuable upon conversion of such holder’s outstanding shares of Series C Preferred. However, the Series C Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series C Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series C Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series C Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series C Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series C Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Options

As of March 31, 2024, options exercisable into 2,252,809 shares of our common stock outstanding, with a weighted average exercise price of $0.04 per share.

Warrants

As of March 31, 2024, 28,134,000 warrants exercisable into shares of our common stock were outstanding, with a weighted average exercise price of $0.075 per share.

Restricted Stock Units

As of March 31, 2024, there are 21,450,000 RSUs outstanding exercisable into shares of our common stock with a weighted average grant date fair value of $0.09 per share.

49

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

50

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, assuming the maximum number of shares of common stock offered in this offering are sold, there will be 470,842,241 shares of our common stock outstanding. This number excludes any issuance of additional shares of common stock that could occur in connection with any exercise of stock options and/or warrants outstanding as of the date of this Offering Circular. These shares of our common stock will be freely tradable in the public market, except to the extent they are acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “Rule 144,” below.

In addition to the foregoing, shares of our common stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See “Rule 144,” below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least one year, in the event we are a company that files reports under Regulation A, or at least six months, in the event we have been a company that files reports under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three -month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale; provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our common stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable. In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule 701 to transact in our common stock, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Lock Up -Agreements

There are currently no lock-up agreements with our officers, directors, and current stockholders.

51

PLAN OF DISTRIBUTION

General

The Company is offering up to 60,000,000 shares of common stock on a “best efforts basis,” at an offering price of $0.15 per share (the “Offered Shares”), as further described in this Offering Circular. Any funds derived from the sale of the shares of common stock offered hereby will be immediately available to us for use. There will be no refunds.

There is no minimum number of shares of common stock that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section of this Offering Circular entitled “Use of Proceeds.” No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We currently intend to sell the shares of common stock offered hereby through the efforts of members of our management team, including our Chief Executive Officer, Michael Korenko, among others. Members of our management team will not receive any compensation for offering or selling the shares of common stock offered pursuant to this Offering Circular. We believe that Mr. Korenko and the other members of our management team are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, such individuals:

●	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act;

●	are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	are not an associated person of a broker or dealer; and

●	meet the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

●	were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%. In the event that we choose to utilize the services of a selling broker-dealer to aid in the sale of shares of our common stock, we expect that we will enter into a standard selling agent agreement with such broker-dealer, pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions on the sale of shares of common stock effected by the broker-dealer.

Termination of Offering

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date that is twelve months from the date of this Offering Statement being qualified by the SEC, or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may happen at any time (the “Offering Termination Date”).

52

Investors’ Tender of Funds

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase shares of our common stock offered hereby. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). There are no conditions that the Company must meet in order to hold a closing. A closing will occur each time the Company determines to accept funds. Tendered funds will only be returned to investors upon termination of the offering as set out above, in which case any money tendered by potential investors and not accepted by the Company will be promptly returned by the Company. Upon a closing, funds tendered by investors will be made immediately available to the company for its use.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky notice filing fees; (iv) all of the legal fees related to the filing of notice filings under state securities laws and FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2 Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

i.	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

ii.	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

iii.	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

iv.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

v.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

53

vi.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

vii.	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

viii.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

If you are interested in subscribing for shares of common stock in this offering, please go to www.radiogel.com to electronically receive and review the information set forth on such website.

If you decide to subscribe for share of common stock being offered pursuant to this Offering Circular, you should:

Go to www. radiogel.com, click on the “Invest Now: button and follow the procedures as described therein, which are:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by Vivos Inc.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of shares of our common stock.

54

In order to purchase shares of our common stock in this offering, and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Registrar and Transfer Agent, Book-Entry Only

All shares of common stock sold in this offering will be issued by our Transfer Agent to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our Transfer Agent.

Investors in the shares of our common stock will not be entitled to have the stock certificates registered in their names and will not receive or be entitled to receive physical delivery of the shares in definitive form. Transfers of investors, common stock will be facilitated through the Transfer Agent. As a result, you will not be entitled to receive a stock certificate representing your interest in the shares of common stock you purchase. Your ability to pledge shares of common stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your shares. Investors will receive written confirmation from the Transfer Agent upon closing of their purchases. Transfers of the shares of common stock will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the Transfer Agent.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Fruci & Associates II, PLLC (“Fruci”), an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Fruci as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the shares of common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

55

Vivos Inc.

F-1

VIVOS INC

BALANCE SHEETS

MARCH 31, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	MARCH 31, 2024	DECEMBER 31,2023
	(UNAUDITED)

ASSETS
Current Assets:
Cash	$1,370,829	$1,592,287
Accounts receivable	11,500	7,000
Prepaid expenses	-	10,837

Total Current Assets	1,382,329	1,610,124

TOTAL ASSETS	$1,382,329	$1,610,124

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$74,766	$245,004

Total Current Liabilities	74,766	245,004

Total Liabilities	74,766	245,004

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, par value, $0.001, 20,000,000 shares authorized, Series A Convertible Preferred, 5,000,000 shares authorized, 2,071,007 shares issued and outstanding, respectively	2,071	2,071
Additional paid in capital - Series A Convertible preferred stock	8,842,458	8,842,458
Series B Convertible Preferred, 5,000,000 shares authorized, 200,363 shares issued and outstanding, respectively	200	200
Additional paid in capital - Series B Convertible preferred stock	290,956	290,956
Series C Convertible Preferred, 5,000,000 shares authorized, 385,302 shares issued and outstanding, respectively	385	385
Additional paid in capital - Series C Convertible preferred stock	500,507	500,507
Common stock, par value, $0.001, 950,000,000 shares authorized, 390,033,867 and 387,894,033 issued and outstanding, respectively	390,034	387,894
Additional paid in capital - common stock	74,290,272	73,791,430
Accumulated deficit	(83,009,320)	(82,450,781)

Total Stockholders’ Equity	1,307,563	1,365,120

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,382,329	$1,610,124

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

VIVOS INC

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	MARCH 31, 2024	MARCH 31, 2023

Revenues, net	$4,500	$6,000
Cost of Goods Sold	(6,000)	(7,536)

Gross (loss) profit	(1,500)	(1,536)

OPERATING EXPENSES
Professional fees, including stock-based compensation	403,637	84,216
Payroll expenses	91,125	72,508
Research and development	57,447	46,375
General and administrative expenses	23,420	43,683

Total Operating Expenses	575,629	246,782

OPERATING LOSS	(577,129)	(248,318)

NON-OPERATING INCOME (EXPENSE)
Interest income	18,590	-

Total Non-Operating Income (Expenses)	18,590	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(558,539)	(248,318)

Provision for income taxes	-	-

NET LOSS	$(558,539)	$(248,318)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding	389,406,447	362,541,528

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

VIVOS INC

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

			Additional			Additional			Additional
			Paid-In			Paid-In			Paid-In			Additional
	Series A		Capital -	Series B		Capital -	Series C		Capital -			Paid-In
	Preferred		Series A	Preferred		Series B	Preferred		Series C	Common Stock		Capital -	Accumulated
	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Common	Deficit	Total

Balance - December 31, 2022	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	362,541,518	$362,541	$71,217,954	$(79,556,028)	$1,661,044

Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(248,318)	(248,318)

Balance - March 31, 2023	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	362,541,518	$362,541	$71,217,954	$(79,804,346)	$1,412,726

Balance - December 31, 2023	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	387,894,033	$387,894	$73,791,430	$(82,450,781)	$1,365,120

Stock issued for:
Cash	-	-	-	-	-	-	-	-	-	2,000,000	2,000	126,000	-	128,000
Services	-	-	-	-	-	-	-	-	-	139,834	140	9,342	-	9,482
Warrants purchased for cash	-	-	-	-	-	-	-	-	-	-	-	2,000	-	2,000
RSUs granted to consultants that have vested	-	-	-	-	-	-	-	-	-	-	-	361,500	-	361,500
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(558,539)	(558,539)

Balance - March 31, 2024	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	390,033,867	$390,034	$74,290,272	$(83,009,320)	$1,307,563

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

VIVOS INC

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	2024	2023
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(558,539)	$(248,318)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock, stock options and warrants for services	9,482	-
RSUs issued for services	361,500	-
Changes in assets and liabilities
Accounts receivable	(4,500)	11,000
Prepaid expenses and other assets	10,837	(23,604)
Accounts payable and accrued expenses	(170,238)	(32,703)
Total adjustments	207,081	(45,307)

Net cash used in operating activities	(351,458)	(293,625)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from common stock and warrants	130,000	-
Net cash provided by financing activities	130,000	-

NET (DECREASE) INCREASE IN CASH	(221,458)	(293,625)

CASH - BEGINNING OF PERIOD	1,592,287	1,706,065

CASH - END OF PERIOD	$1,370,829	$1,412,440

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

Vivos Inc.

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements of Vivos Inc. (the “Company”) have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures required by accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the period presented. The results of operations for the three months ended March 31, 2024, are not necessarily indicative of the results that may be expected for any future period or the fiscal year ending December 31, 2024 and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 18, 2024.

Business Overview

The Company was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On September 6, 2006, the Company changed its name to Advanced Medical Isotope Corporation, and on December 28, 2017, the Company began operating as Vivos Inc. The Company has authorized capital of 950,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.

Our principal place of business is located at 1030 North Center Parkway, Kennewick, WA 99336. Our telephone number is (509) 222-2222. Our corporate website address is http://www.radiogel.com. Our common stock is currently quoted on the OTCQB Marketplace under the symbol “RDGL.”

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 based precision radionuclide therapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

Based on the FDA’s recommendation, RadioGel™ will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGel™ are used synonymously throughout this document. The only distinction between IsoPet® and RadioGel™ is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGel™” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGel ™should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017.

The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (“EORTC”), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group.

The testing at the University of Missouri met its objective to demonstrate the safety of IsoPet®. Using its advanced CT and PET equipment it was able to demonstrate that the dose calculations were accurate and that the injections perfused into the cell interstices and did not stay concentrated in a bolus. This results in a more homogeneous dose distribution. There was insignificant spread of Y-90 outside the points of injection demonstrating the effectiveness of the particles and the gel to localize the radiation with no spreading to the blood or other organs nor to urine or fecal material. This confirms that IsoPet® is safe for same day therapy.

F-6

The effectiveness of IsoPet® for life extension was not the prime objective, but it resulted in valuable insights. Of the cases one is still cancer-free but the others eventually recurred since there was not a strong focus on treating the margins. The University of Missouri has agreed to become a regional center to administer IsoPet® therapy and will incorporate the improvements suggested by the testing program.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the United States of America (the “USA”, or, the “U.S.”) and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with generally accepted accounting principles (“GAAP”).

Commencing in July 2019, the Company recognized its first commercial sale of IsoPet®. A veterinarian from Alaska brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400 Gray with heavy therapy at the margins. This sale met the revenue recognition requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers (“ASC 606”) as the performance obligation was satisfied. The Company completed sales for an additional four animals that received the IsoPet® during 2019.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for precision radionuclide therapy treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small particles, less than two microns, of Y-90. Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

Recently the Company modified its Indication for Use from skin cancel to cancerous tissue or solid tumors pathologically associated with locoregional papillary thyroid carcinoma and recurrent papillary thyroid carcinoma having discernable tumors associated with metastatic lymph nodes or extranodal disease in patients who are not surgical candidates or who have declined surgery, or patients who require post-surgical remnant ablation (for example, after prior incomplete radioiodine therapy). Papillary thyroid carcinoma belongs to the general class of head and neck tumors for which tumors are accessible by intraoperative direct needle injection. The Company’s Medical Advisory Board concluded that demonstrating efficacy in clinical trials with this new indication provided a clearer pathway to regulatory approval.a clear

Intellectual Property

Our original license with Battelle National Laboratory (the “Battelle License”) reached its end of life in 2022. During the past several years, we have expanded our proprietary knowledge, as well as our trademark and patent protection, in anticipation of the Battelle License reaching the end of its term.

Our RadioGelTM trademark protection is in 17 countries. We have expanded our trademark protection from RadioGelTM to now include IsoPet®. We obtained the International Certificate of Registration for ISOPET, which is the first step to file in several countries.

We have filed for trademark protection for the term Precision Radionuclide TherapyTM. We believe this term will be increasingly important.

The Company received the Patent Cooperation Treaty (“PCT”) International Search Report on our patent application (No.1811.191). Seven of our claims were immediately ruled as having novelty, inventive step and industrial applicability. This gives us the basis to extend for many years the patent protection for our proprietary Y-90 phosphate particles utilized in Isopet® and Radiogel™.

F-7

Our patent team filed our particle patent in more than ten patent offices that collectively cover 63 countries throughout the world. We filed a continuation-in-part applications number 1774054 in the USA to expand the claims on our particle patent. The U.S. Patent office recently gave us the Notice of Allowance for our patent to produce our yttrium phosphate microparticles, U.S. Patent Application Serial No: 16-459,466. We also filed an amendment to correct the wording on our claims at make them consistent with the USE claims. Ref: 4207-0005; European Patent Application NO. 20 834 229.5; VIVOS INC; Our Ref: FS/53791.

We filed a hydrogel utility patent in the USA (16309:17/943,311) and internationally (16389:PCT/US22/4374) based on the last 18 months of development work to optimize our hydrogel component. These include reducing the polymer production time and increasing the output by a factor of three. We have also further reduced the level of trace contaminants to be well below the FDA guidelines.

We filed a provisional patent (Serial Number 63436562) to protect our innovative improvements in our shipping container, our vial shield, our syringe shield, and our Peltier chiller. Our objectives were to reduce shipping costs, decrease radiation exposure, and enhance sterility. These devices will be preferentially used at Mayo Clinics for human clinical studies at and our IsoPet regional treatment centers. The Company filed a utility patent in Q4 2023 for this therapy support equipment.

We anticipate that Precision Radionuclide Therapy will become increasingly important in the future and expand to other isotope and other indications for use. Therefore, we filed an alternate particle utility patent (Serial number 18/152,137). We will focus our near-term effort on the Y-90 therapy, which we believe is the best beta emitter; however, we leveraged our hydrogel utility patent to incorporate other promising isotopes and compounds for a range of future applications. This includes gamma and alpha particle emitters.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Research and development of the Company’s precision radionuclide therapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants. The Company requires funding of approximately $2.5 million annually to maintain current operating activities.

The Company completed its reverse stock split which was approved by FINRA and went effective on June 28, 2019.

The Company’s stock offering under Regulation A+ was qualified by the Securities and Exchange Commission (“SEC”) on June 3, 2020. A second Regulation A+ offering was qualified by the SEC on September 15, 2021, pursuant to the Company’s offering statement on Form 1-A (File No. 024-11627) (the “Offering Statement”) to raise capital by selling 50,000,000 shares at a price of $0.10 per share, for a maximum offering of $5,000,000 (the “Regulation A+ Offering”). In July 2022, the Company amended the Offering Statement, which the Company raised $1,200,000 at $0.08 per share (15,000,000 shares) and the private placement of 20,000,000 warrants. An amendment to the Offering Statement was filed and qualified in October 2022, to raise the remaining $3,800,000 of the original offering amount of $5,000,000 at a price of $0.08 per share. A further amendment to the Offering Statement was filed and qualified in December 2023, as supplemented, to raise the remaining $3,200,000 at an offering price of $0.064 per share. During 2023, $1,179,245 was raised through the issuance of 16,132,000 shares of common stock and the private placement of 18,797,000 warrants. During the three months ended March 31, 2024, the Company raised $130,000 through the issuance of 2,000,000 shares of common stock and the private placement placement of 2,000,000 warrants.

The Company’s offerings undertaken pursuant to Regulation A+ have raised approximately $6,000,000 from the sale of shares. The Company is using the proceeds generated as follows:

For the animal therapy market:

●	Fund the effort to communicate the benefits of IsoPet® to the veterinary community and the pet parents.
●	Conduct additional clinical studies to generate more data for the veterinary community
●	Subsidize some IsoPet® therapies, if necessary, to ensure that all viable candidates are treated.
●	Assist new regional clinics with their license and certification training.

F-8

For the human market:

●	Enhance the pedigree of the Quality Management System.
●	Complete the previously defined pre-clinical testing and additional testing on an animal model closely aligned with our revised indication for use. Report the results to the FDA in a pre-submission meeting.
●	Use the feedback from that meeting to write the (Investigational Device Exemption (“IDE”), which is required to initiate clinical trials.

Research and development of the Company’s precision radionuclide therapy product line has been funded with proceeds from the sale of equity and debt securities. The Company may require additional funding of approximately $2.5 million annually to maintain current operating activities. Over the next 36 months, the Company believes it will cost approximately $9 million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct pilot and pivotal clinical trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States. The proceeds to be raised from the Regulation A+ Offering will be used to continue to fund this development.

The continued deployment of the precision radionuclide therapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the precision radionuclide therapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s precision radionuclide therapy products as Class II or Class III devices (or otherwise), and any requirements for additional studies (which may possibly include clinical studies). Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be: (1) the timing of any approvals; (2) the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products; and (3) the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements, as well as proceeds to be raised from the Regulation A+ Offering.

Following receipt of required regulatory approvals and necessary financing to fund our working capital requirements, the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing for operations within the U.S. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

Long-term, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses. These long-term goals are subject to the Company: (1) receiving adequate funding; (2) receiving regulatory approval for RadioGelTM and other precision radionuclide therapy products; and (3) being able to successfully commercialize its precision radionuclide therapy products.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

The Company’s headquarters are in Northeast Washington. The initial the focus of the animal therapy market has been the Northwestern sector of the United States. The Company has recently expanded the marketing to the animal therapy market to other regions of the United States to increase the exposure to their product and generate additional revenue.

As of March 31, 2024, the Company has $1,370,829 cash on hand. There are currently commitments to vendors for products and services purchased. To continue the development of the Company’s products, the current level of cash may not be enough to cover the fixed and variable obligations of the Company.

There is no guarantee that the Company will be able to raise additional funds or to do so at an advantageous price.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-9

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these financial statements so as to conform to current period classifications.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of March 31, 2024 and December 31, 2023, the balances reported for cash, prepaid expenses, accounts receivable, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments including options and warrants issued during the period at fair value on a recurring basis.

Patents and Intellectual Property

While patents are being developed or pending, they are not being amortized. Management has determined that the economic life of the patents to be ten years and amortization, over such 10-year period and on a straight-line basis will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

There have been no such capitalized costs in the three months ended March 31, 2024 and 2023, respectively. However, a patent was filed on July 1, 2019 (No. 1811.191) filed by Michael Korenko and David Swanberg and assigned to the Company based on the Company’s proprietary particle manufacturing process. The timing of this filing was important given the Company’s plans to make IsoPet® commercially available, which it did on or about July 9, 2019. This additional patent protection will strengthen the Company’s competitive position. It is the Company’s intention to further extend this patent protection to several key countries within one year, as permitted under international patent laws and treaties.

F-10

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

The Company recognized revenue as they (i) identified the contracts with each customer; (ii) identified the performance obligation in each contract; (iii) determined the transaction price in each contract; (iv) were able to allocate the transaction price to the performance obligations in the contract; and (v) recognized revenue upon the satisfaction of the performance obligation. Upon the sales of the product to complete the procedures on the animals, the Company recognized revenue as that was considered the performance obligation.

All revenue recognized in the three months ended March 31, 2024 and 2023 relate to the procedures performed with respect to the IsoPet® therapies.

Loss Per Share

The Company accounts for its loss per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic loss per share is computed by dividing loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. For the given periods of loss, of the periods ended in the three months ended March 31, 2024 and 2023, the basic earnings per share equals the diluted earnings per share.

The following represent common stock equivalents that could be dilutive in the future as of March 31, 2024 and December 31, 2023, which include the following:

	March 31, 2024	December 31, 2023
Preferred stock	9,909,570	9,909,570
Restricted stock units	21,450,000	1,450,000
Common stock options	2,252,809	2,252,809
Common stock warrants	28,134,000	26,134,000
Total potential dilutive securities	61,746,379	39,746,379

Research and Development Costs

Research and developments costs, including salaries, research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $57,447 and $46,375 in research and development costs for the three months ended March 31, 2024 and 2023, respectively, all of which were recorded in the Company’s operating expenses noted on the statements of operations for the periods then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. During the three months ended March 31, 2024 and 2023, the Company incurred nominal advertising and marketing costs.

F-11

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. The Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of March 31, 2024 and December 31, 2023.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the three months ended March 31, 2024 and 2023. The Company did not have any deferred tax liability or asset on its balance sheets on March 31, 2024 and December 31, 2023.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the three months ended March 31, 2024 and 2023, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

Stock-Based Compensation

The Company recognizes compensation costs under FASB ASC Topic 718, Compensation – Stock Compensation and ASU 2018-07. Companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Recent Accounting Pronouncements

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-12

NOTE 2: RELATED PARTY TRANSACTIONS

In September 2023, the CEO advanced $10,000 to the Company which was repaid October 4, 2023.

NOTE 3: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 950,000,000 shares of common stock authorized, with a par value of $0.001, and as of March 31, 2024 and December 31, 2023, the Company has 390,033,867 and 387,894,033 shares issued and outstanding, respectively.

Preferred Stock

As of March 31, 2024 and December 31, 2023, the Company has 20,000,000 shares of Preferred stock authorized with a par value of $0.001. The Company’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

On October 8, 2018 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

On March 27, 2019 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series C Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

Series A Convertible Preferred Stock (“Series A Convertible Preferred”)

In June 2015, the Series A Certificate of Designation was filed with the Delaware Secretary of State to designate 2.5 million shares of our preferred stock as Series A Convertible Preferred. Effective March 31, 2016, the Company amended the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred of the Registrant, increasing the maximum number of shares of Series A Convertible Preferred from 2,500,000 shares to 5,000,000 shares. The following summarizes the current rights and preferences of the Series A Convertible Preferred:

Liquidation Preference. The Series A Convertible Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series A Certificate of Designation, each share of Series A Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Certificate of Designation), currently $4.00.

In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Convertible Preferred at that time will automatically convert into Series A Conversion Shares.

F-13

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Convertible Preferred in cash at a price per share of Series A Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five (5) votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock (“Series B Convertible Preferred”)

In October 2018, the Series B Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series B Convertible Preferred. The following summarizes the current rights and preferences of the Series B Convertible Preferred:

Liquidation Preference. The Series B Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series B Certificate of Designation, each share of Series B Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Certificate of Designation), currently $0.08.

F-14

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Convertible Preferred in cash at a price per share of Series B Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two (2) votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Convertible Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series B Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series C Convertible Preferred Stock (“Series C Convertible Preferred”)

In March 2019, the Series C Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series C Convertible Preferred. The following summarizes the current rights and preferences of the Series C Convertible Preferred:

Liquidation Preference. The Series C Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series C Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series C Certificate of Designation, each share of Series C Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series C Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series C Certificate of Designation), currently $0.08.

F-15

The Series C Convertible Preferred will only be convertible at any time after the date that the Company shall have amended its Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder or effect a reverse stock split of the outstanding shares of common stock by a sufficient amount to permit the conversion of all Series C Convertible Preferred into shares of common stock (“Authorized Share Approval”) (such date, the “Initial Convertibility Date”), each share of Series C Convertible Preferred shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in the Series C Certificate of Designation under the definition “Conversion Rights”.

Redemption. Subject to certain conditions set forth in the Series C Certificate of Designation, in the event of a Change of Control (defined in the Series C Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series C Convertible Preferred in cash at a price per share of Series C Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series C Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of thirty-two (32) votes for every Series C Conversion Share issuable upon conversion of such holder’s outstanding shares of Series C Convertible Preferred. However, the Series C Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series C Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series C Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series C Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series C Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series C Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Common and Preferred Stock Issuances - 2024

From January 1, 2024 through March 31, 2024, the Company issued 2,000,000 shares of common stock and pursuant to the Regulation A+ Offering for cash proceeds of $130,000 The Company also issued 2,000,000 warrants to purchase common stock in a private placement

The Company issued 139,834 shares of common stock for services rendered valued at $9,482.

Common and Preferred Stock Issuances – 2023

There were no shares issued in the three months ended March 31, 2023.

In April 2023, the Company issued 8,000,000 shares of common stock, 2,665,000 Series A warrants and 8,000,000 Series B warrants in their Reg A+ for $640,000. The Company sold the warrants for $10,665.

F-16

NOTE 4: COMMON STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Common Stock Options

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options and warrants, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

The following schedule summarizes the changes in the Company’s stock options:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number Of Shares	Exercise Price Per Share	Remaining Contractual Life	Aggregate Intrinsic Value	Exercise Price Per Share
Balance at December 31, 2022	2,252,809	$0.024-0.04	6.70 years	$16,032	$0.04

Options granted	-	$-	-		$-
Options exercised	-	$-	-		$-
Options expired/canceled	-	$-	-		$-

Balance at March 31, 2023	2,252,809	$0.024-0.04	6.45 years	$73,704	$0.04

Exercisable at March 31, 2023	2,252,809	$0.024-0.04	6.45 years	$73,704	$0.04

Balance at December 31, 2023	2,252,809	$0.024-0.04	5.70 years	$78,886	$0.04

Options granted	-	$-	-		$-
Options exercised	-	$-	-		$-
Options expired/canceled	-	$-	-		$-

Balance at March 31, 2024	2,252,809	$0.024-0.04	5.45 years	$78,660	$0.04

Exercisable at March 31, 2024	2,252,809	$0.024-0.04	5.45 years	$78,660	$0.04

During the three months ended March 31, 2024 and 2023, the Company recognized $0 and $0, respectively, worth of stock based compensation related to the vesting of its stock options.

F-17

Common Stock Warrants

The following schedule summarizes the changes in the Company’s stock warrants:

	Warrants Outstanding		Weighted Average Remaining		Weighted Average Exercise
	Number Of Shares	Exercise Price Per Share	Contractual Life	Aggregate Intrinsic Value	Price Per Share
Balance at December 31, 2022	26,737,500	$ 0.06-0.10	1.52 years	$-	$0.09

Warrants granted	-	$-	-		$-
Warrants exercised	-	$-	-		$-
Warrants expired/cancelled	(11,237,500)	$-	-		$-

Balance at March 31, 2023	15,500,000	$0.06-0.08	2.23 years	$5,000	$0.0794

Exercisable at March 31, 2023	15,500,000	$0.06-0.08	2.23 years	$5,000	$0.0794

Balance at December 31, 2023	26,134,000	$0.06-0.10	3.54 years	$-	$0.0827

Warrants granted	2,000,000	$0.075	-	-	$-
Warrants redeemed	-	$-	-	-	$-
Warrants expired/cancelled	-	$-	-	-	$-

Balance at March 31, 2024	28,134,000	$0.075	3.75 years	$-	$0.075

Exercisable at March 31, 2024	28,134,000	$0.075	3.75 years	$-	$0.075

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the periods as follows:

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Expected term	-	-
Expected volatility	-%	-%
Expected dividend yield	-	-
Risk-free interest rate	-%	-%

The Company granted 2,000,000 warrants in their Reg A+ funding in January 2024, with an exercise price of $0.075 and a three-year term.

F-18

Restricted Stock Units

The following schedule summarizes the changes in the Company’s restricted stock units:

		Weighted Average
	Number Of Shares	Grant Date Fair Value

Balance at December 31, 2022	10,262,500	$0.08

RSU’s granted	-	$-
RSU’s vested	-	$-
RSU’s forfeited	-	$-

Balance at March 31, 2023	10,262,500	$0.08

Balance at December 31, 2023	1,450,000	$0.09

RSUs forfeited
RSUs granted	20,000,000	$-
RSUs vested	(5,000,000)	$-
Balance at March 31, 2024	16,450,000	$0.09

During the three months ended March 31, 2024 and 2023, the Company recognized $361,500 and $0 worth of expense related to the vesting of its RSU’s. As of March 31, 2024, the Company had $1,216,450 worth of expense yet to be recognized for RSU’s not yet vested.

On January 1, 2024, the Company granted 20,000,000 RSUs to their CEO as part of his new employment agreement that vest over a two-year period. During the three months ended March 31, 2024, 5,000,000 of these restricted stock units vested.

NOTE 5: COMMITMENT

On June 4, 2019, the Company entered into an Executive Employment Agreement (“Employment Agreement”) with Dr. Michael K. Korenko, the Company’s Chief Executive Officer. The employment term under the Employment Agreement commenced with an effective date of June 11, 2019 and expires on December 31, 2020, and December 31 of each successive year if the Employment Agreement is extended, unless terminated earlier as set forth in the Employment Agreement. The Company on December 31, 2020 extended this agreement through December 31, 2021 while renegotiating terms of a new Employment Agreement. On May 3, 2021, the Company and the Chief Executive Officer agreed the terms of a new Employment Agreement with an effective date of January 1, 2021 that has a term of three years and expired December 31, 2023. The Company renewed the Employment Agreement for a term of two years expiring December 31, 2025.

Under the terms of the Employment Agreement effective January 1, 2024, the Company shall pay to Dr. Korenko a base compensation of $295,500. In addition, there is a discretionary bonus to be earned in the amount of $10,000 per quarter upon the satisfaction of conditions to be determined by the Board of Directors of the Company. In addition, the Company granted Dr. Korenko 20,000,000 restricted stock units on January 1, 2024 that vest over the two year period.

NOTE 6: SUBSEQUENT EVENT

On May 9, 2024, the Company issued 11,000,000 shares of common stock for $704,000 under their Regulation A+ Offering.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Vivos Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vivos Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-20

Equity Transactions (Notes 3 and 4 to the financial statements)

Description of the Critical Audit Matter

The Company’s evaluation of common shares issuances, including in exchange for stock warrants involved complexity and judgement in applying the relevant accounting standards when auditing management’s conclusions on the classification and recognition of warrants on issuance and on exercise and equity transactions upon issuance.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures to evaluate management’s calculation and recording of common share issuances included the following:

●	We evaluated the appropriateness and consistency of management’s methods and assumptions used in the identification, recognition, measurement, and disclosure of equity-based securities issuances during the year, including the classification with respect to the terms and in considering applicable generally accepted accounting standards.
●	We read the applicable agreements and compared to key terms to management’s analysis of the transaction, and we evaluated, and tested the reasonableness of management’s calculation utilized in the determination of common shares issued, including exchange for stock warrants.
●	We evaluated whether management had appropriately considered new information that could significantly change the measurement or disclosure of common shares issued including exchange for stock warrants, and evaluated the disclosures related to the financial statement impacts of the transactions.
●	We reviewed current and subsequent period accounting records and third-party documentation to identify unrecorded equity transactions.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2016.

Spokane, Washington
March 18, 2024

F-21

VIVOS INC

BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	DECEMBER 31, 2023	DECEMBER 31, 2022

ASSETS
Current Assets:
Cash	$1,592,287	$1,706,065
Accounts receivable	7,000	11,000
Prepaid expense	10,837	25,671

Total Current Assets	1,610,124	1,742,736

TOTAL ASSETS	$1,610,124	$1,742,736

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expense	$245,004	$81,692

Total Current Liabilities	245,004	81,692

Total Liabilities	245,004	81,692

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, par value, $0.001, 20,000,000 shares authorized, Series A Convertible Preferred, 5,000,000 shares authorized, 2,071,007 shares issued and outstanding, respectively	2,071	2,071
Additional paid in capital - Series A Convertible preferred stock	8,842,458	8,842,458
Series B Convertible Preferred, 5,000,000 shares authorized, 200,363 shares issued and outstanding, respectively	200	200
Additional paid in capital - Series B Convertible preferred stock	290,956	290,956
Series C Convertible Preferred, 5,000,000 shares authorized, 385,302 shares issued and outstanding, respectively	385	385
Additional paid in capital - Series C Convertible preferred stock	500,507	500,507
Common stock, par value, $0.001, 950,000,000 shares authorized, 387,894,033 and 362,541,528 issued and outstanding, respectively	387,894	362,541
Additional paid in capital - common stock	73,791,430	71,217,954
Accumulated deficit	(82,450,781)	(79,556,028)

Total Stockholders’ Equity	1,365,120	1,661,044

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,610,124	$1,742,736

The accompanying notes are an integral part of these financial statements.

F-22

VIVOS INC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	DECEMBER 31, 2023	DECEMBER 31, 2022

Revenues, net	$19,500	$36,499
Cost of Goods Sold	(25,536)	(28,779)

Gross (loss) profit	(6,036)	7,720

OPERATING EXPENSE
Professional fees, including stock-based compensation	1,606,923	1,755,316
Payroll expense	281,716	275,240
Research and development expense	732,698	343,802
General and administrative expense	165,773	151,111

Total Operating Expenses	2,787,110	2,525,469

OPERATING LOSS	(2,793,146)	(2,517,749)

NON-OPERATING INCOME (EXPENSE)
Interest income	49,577	-
Loss on issuance of shares	(151,184)
Gain on debt extinguishment	-	47,588

Total Non-Operating Income (Expense)	(101,607)	47,588

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(2,894,753)	(2,470,161)

Provision for income taxes	-	-

NET LOSS	$(2,894,753)	$(2,470,161)

Net loss per share - basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding	368,805,214	351,425,912

The accompanying notes are an integral part of these financial statements.

F-23

VIVOS INC

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Additional			Additional			Additional
			Paid-In			Paid-In			Paid-In			Additional
	Series A Preferred		Capital - Series A	Series B Preferred		Capital - Series B	Series C Preferred		Capital - Series C	Common Stock		Paid-In Capital -	Accumulated
	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Common	Deficit	Total

Balance - December 31, 2021	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	343,530,678	$343,531	$68,573,142	$(77,085,867)	$1,467,383

Stock issued for:
Cash	-	-	-	-	-	-	-	-	-	15,000,000	15,000	1,185,000	-	1,200,000
Accounts payable	-	-	-	-	-	-	-	-	-	984,840	984	48,258	-	49,242
Fractional adjustment	-	-	-	-	-	-	-	-	-	(90)	-	-	-	-
Services	-	-	-	-	-	-	-	-	-	76,250	76	4,804	-	4,880
Warrant exercises	-	-	-	-	-	-	-	-	-	2,949,850	2,950	(2,950)	-	-
Warrants purchased for cash	-	-	-	-	-	-	-	-	-	-	-	20,000	-	20,000
RSUs granted to consultants that have vested	-	-	-	-	-	-	-	-	-	-	-	1,389,700	-	1,389,700
Net loss for the year	-	-	-	-	-	-	-	-	-	-	-	-	(2,470,161)	(2,470,161)

Balance - December 31, 2022	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	362,541,528	$362,541	$71,217,954	$(79,556,028)	$1,661,044

Balance - December 31, 2022	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	362,541,528	$362,541	$71,217,954	$(79,556,028)	$1,661,044

Stock issued for:
Cash	-	-	-	-	-	-	-	-	-	16,132,000	16,132	1,144,316	-	1,160,448
Accounts payable	-	-	-	-	-	-	-	-	-	500,000	500	27,950	-	28,450
RSUs	-	-	-	-	-	-	-	-	-	5,000,000	4,000	(4,000)	-	-
Warrant exercises and exchanges	-	-	-	-	-	-	-	-	-	4,720,505	4,721	146,463	-	151,184
Warrants purchased for cash	-	-	-	-	-	-	-	-	-	-	-	18,797	-	18,797
RSUs granted to consultants that have vested	-	-	-	-	-	-	-	-	-	-	-	1,239,950	-	1,239,950
Net loss for the year	-	-	-	-	-	-	-	-	-	-	-	-	(2,894,753)	(2,894,753)

Balance - December 31, 2023	2,071,007	$2,071	$8,842,458	200,363	$200	$290,956	385,302	$385	$500,507	387,894,033	$387,894	$73,791,430	$(82,450,781)	$1,365,120

The accompanying notes are an integral part of these financial statements.

F-24

VIVOS INC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(2,894,753)	$(2,470,161)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock, stock options and warrants for services	-	4,880
RSUs issued for services	1,239,950	1,389,700
Loss on issuance of shares	151,184	-
(Gain) on conversion of debt	-	(47,588)
Changes in assets and liabilities
Accounts receivable	4,000	(11,000)
Prepaid expense and other assets	14,834	2,504
Accounts payable and accrued expense	191,762	11,607
Total adjustments	1,601,730	1,350,103

Net cash used in operating activities	(1,293,023)	(1,120,058)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from common stock and warrants	1,179,245	1,220,000
Net cash provided by financing activities	1,179,245	1,220,000

NET (DECREASE) INCREASE IN CASH	(113,778)	99,942

CASH - BEGINNING OF YEAR	1,706,065	1,606,123

CASH - END OF YEAR	$1,592,287	$1,706,065

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued in cashless exercise of warrants	$4,721	$2,950
RSUs vested into common stock	$4,000	$-
Accounts payable converted into shares of common stock	$28,450	$49,242

The accompanying notes are an integral part of these financial statements.

F-25

Vivos Inc.

Notes to Financial Statements

December 31, 2023 and 2022

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Business Overview

The Company was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On September 6, 2006, the Company changed its name to Advanced Medical Isotope Corporation, and on December 28, 2017, the Company began operating as Vivos Inc. The Company has authorized capital of 950,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.

Our principal place of business is located at 719 Jadwin Avenue, Richland, WA 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently quoted on the OTC Pink Marketplace under the symbol “RDGL.”

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 (“Y-90”) based precision radionuclide therapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGel ™should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

Based on the FDA’s recommendation, RadioGel™ will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGel™ are used synonymously throughout this document. The only distinction between IsoPet® and RadioGel™ is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGel™” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

F-26

IsoPet Solutions

The Company’s IsoPet® Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017.

The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (“EORTC”), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group.

The testing at the University of Missouri met its objective to demonstrate the safety of IsoPet®. Using its advanced CT and PET equipment it was able to demonstrate that the dose calculations were accurate and that the injections perfused into the cell interstices and did not stay concentrated in a bolus. This results in a more homogeneous dose distribution. There was insignificant spread of Y-90 outside the points of injection demonstrating the effectiveness of the particles and the gel to localize the radiation with no spreading to the blood or other organs nor to urine or fecal material. This confirms that IsoPet® is safe for same day therapy.

The effectiveness of IsoPet® for life extension was not the prime objective, but it resulted in valuable insights. Of the cases one is still cancer-free but the others eventually recurred since there was not a strong focus on treating the margins. The University of Missouri has agreed to become a regional center to administer IsoPet® therapy and will incorporate the improvements suggested by the testing program.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the United States of America (the “USA”, or, the “U.S.”) and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with generally accepted accounting principles (“GAAP”).

Commencing in July 2019, the Company recognized its first commercial sale of IsoPet®. A veterinarian from Alaska brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400 Gray with heavy therapy at the margins. This sale met the revenue recognition requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers (“ASC 606”) as the performance obligation was satisfied. The Company completed sales for an additional four animals that received the IsoPet® during 2019.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for precision radionuclide therapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small particles, less than two microns, of Y-90. Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

F-27

Recently the Company modified its Indication for Use from skin cancel to cancerous tissue or solid tumors pathologically associated with locoregional papillary thyroid carcinoma and recurrent papillary thyroid carcinoma having discernable tumors associated with metastatic lymph nodes or extranodal disease in patients who are not surgical candidates or who have declined surgery, or patients who require post-surgical remnant ablation (for example, after prior incomplete radioiodine therapy). Papillary thyroid carcinoma belongs to the general class of head and neck tumors for which tumors are accessible by intraoperative direct needle injection. The Company’s Medical Advisory Board felt that demonstrating efficacy in clinical trials was much easier with this new indication.

Intellectual Property

Our original license with Battelle National Laboratory (the “Battelle License”) reached its end of life in 2022. During the past several years, we have expanded our proprietary knowledge, as well as our trademark and patent protection, in anticipation of the Battelle License reaching the end of its term.

Our RadioGelTM trademark protection is in 17 countries. We have expanded our trademark protection from RadioGelTM to now include IsoPet®. We obtained the International Certificate of Registration for ISOPET, which is the first step to file in several countries.

We have filed for trademark protection for the term Precision Radionuclide TherapyTM. We believe this term will be increasingly important.

The Company received the Patent Cooperation Treaty (“PCT”) International Search Report on our patent application (No.1811.191). Seven of our claims were immediately ruled as having novelty, inventive step and industrial applicability. This gives us the basis to extend for many years the patent protection for our proprietary Y-90 phosphate particles utilized in Isopet® and Radiogel™.

Our patent team filed our particle patent in more than ten patent offices that collectively cover 63 countries throughout the world. We filed a continuation-in-part applications number 1774054 in the USA to expand the claims on our particle patent. The U.S. Patent office recently gave us the Notice of Allowance for our patent to produce our yttrium phosphate microparticles, U.S. Patent Application Serial No: 16-459,466. We also filed an amendment to correct the wording on our claims at make them consistent with the USE claims. Ref: 4207-0005; European Patent Application NO. 20 834 229.5; VIVOS INC; Our Ref: FS/53791.

We filed a hydrogel utility patent in the USA (16309:17/943,311) and internationally (16389:PCT/US22/4374) based on the last 18 months of development work to optimize our hydrogel component. These include reducing the polymer production time and increasing the output by a factor of three. We have also further reduced the level of trace contaminants to be well below the FDA guidelines.

We filed a provisional patent (Serial Number 63436562) to protect our innovative improvements in our shipping container, our vial shield, our syringe shield, and our Peltier chiller. Our objectives were to reduce shipping costs, decrease radiation exposure, and enhance sterility. These devices will be preferentially used at Mayo Clinics for human clinical studies at and our IsoPet regional treatment centers. The Company filed a utility patent in Q4 2023 for this therapy support equipment.

We anticipate that Precision Radionuclide Therapy will become increasingly important in the future and expand to other isotope and other indications for use. Therefore, we filed an alternate particle utility patent (Serial number 18/152,137). We will focus our near-term effort on the Y-90 therapy, which we believe is the best beta emitter; however, we leveraged our hydrogel utility patent to incorporate other promising isotopes and compounds for a range of future applications. This includes gamma and alpha particle emitters.

F-28

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Research and development of the Company’s precision radionuclide therapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants. The Company requires funding of approximately $2.5 million annually to maintain current operating activities.

The Company completed its reverse stock split which was approved by FINRA and went effective on June 28, 2019.

The Company’s stock offering under Regulation A+ was qualified by the Securities and Exchange Commission (“SEC”) on June 3, 2020. A second Regulation A+ offering was qualified by the SEC on September 15, 2021, pursuant to the Company’s offering statement on Form 1-A (File No. 024-11627) (the “Offering Statement”) to raise capital by selling 50,000,000 shares at a price of $0.10 per share, for a maximum offering of $5,000,000 (the “Regulation A+ Offering”). In July 2022, the Company amended the Offering Statement, which the Company raised $1,200,000 at $0.08 per share (15,000,000 shares) and sold 20,000,000 warrants for $20,000. An amendment to the Offering Statement was filed and qualified in October 2022, to raise the remaining $3,800,000 of the original offering amount of $5,000,000 at a price of $0.08 per share. A further amendment to the Offering Statement was filed and qualified in December 2023, as supplemented, to raise the remaining $3,200,000 at an offering price of $0.064 per share. During 2023, $1,179,245 was raised through the issuance of 16,132,000 shares of common stock and warrants to purchase 18,797,000 shares of common stock.

The Company’s offerings undertaken pursuant to Regulation A+ have raised approximately $6,000,000 from the sale of shares. The Company is using the proceeds generated as follows:

For the animal therapy market:

●	Fund the effort to communicate the benefits of IsoPet® to the veterinary community and the pet parents.
●	Conduct additional clinical studies to generate more data for the veterinary community
●	Subsidize some IsoPet® therapies, if necessary, to ensure that all viable candidates are treated.
●	Assist new regional clinics with their license and certification training.

For the human market:

●	Enhance the pedigree of the Quality Management System.
●	Complete the previously defined pre-clinical testing and additional testing on an animal model closely aligned with our revised indication for use. Report the results to the FDA in a pre-submission meeting.
●	Use the feedback from that meeting to write the (Investigational Device Exemption (“IDE”), which is required to initiate clinical trials.

Research and development of the Company’s precision radionuclide therapy product line has been funded with proceeds from the sale of equity and debt securities. The Company may require additional funding of approximately $5 million annually to maintain current operating activities. Over the next 12 to 48 months, the Company believes it will cost approximately $9 million to: (1) fund the FDA approval process to conduct human clinical trials; (2) conduct Phase I, pilot, and clinical trials; (3) activate several regional clinics to administer IsoPet® across the county; (4) create an independent production center within the current production site to create a template for future international manufacturing; and (5) initiate regulatory approval processes outside of the United States. The proceeds to be raised from the Regulation A+ Offering will be used to continue to fund this development.

The continued deployment of the precision radionuclide therapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the precision radionuclide therapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s precision radionuclide therapy products as Class II or Class III devices (or otherwise), and any requirements for additional studies (which may possibly include clinical studies). Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be: (1) the timing of any approvals; (2) the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products; and (3) the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements, as well as proceeds to be raised from the Regulation A+ Offering.

Following receipt of required regulatory approvals and necessary financing to fund our working capital requirements, the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing for operations within the U.S.. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

F-29

Long-term, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses. These long-term goals are subject to the Company: (1) receiving adequate funding; (2) receiving regulatory approval for RadioGelTM and other precision radionuclide therapy products; and (3) being able to successfully commercialize its precision radionuclide therapy products.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

The Company’s headquarters are in Northeast Washington however there focus of the animal therapy market has been the Northwestern sector of the United States. The Company continues their marketing to the animal therapy market and attempt to increase the exposure to their product and generate revenue accordingly.

As of December 31, 2023, the Company has $1,592,287 cash on hand. There are currently commitments to vendors for products and services purchased. To continue the development of the Company’s products, the current level of cash may not be enough to cover the fixed and variable obligations of the Company.

There is no guarantee that the Company will be able to raise additional funds or to do so at an advantageous price.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these financial statements so as to conform to current period classifications.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

F-30

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023 and 2022, the balances reported for cash, prepaid expenses, accounts receivable, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820- Fair Value Measurement, established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments including options and warrants issued during the period at fair value on a recurring basis.

Patents and Intellectual Property

While patents are being developed or pending, they are not being amortized. Management has determined that the economic life of the patents to be ten years and amortization, over such 10-year period and on a straight-line basis will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

There have been no such capitalized costs in the years ended December 31, 2023 and 2022, respectively. However, a patent was filed on July 1, 2019 (No. 1811.191) by Michael Korenko and David Swanberg and assigned to the Company based on the Company’s proprietary particle manufacturing process. The timing of this filing was important given the Company’s plans to make IsoPet® commercially available, which it did on or about July 9, 2019. This additional patent protection will strengthen the Company’s competitive position. It is the Company’s intention to further extend this patent protection to several key countries within one year, as permitted under international patent laws and treaties.

Revenue Recognition

In May 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

F-31

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable.

The Company recognized revenue as they (i) identified the contracts with each customer; (ii) identified the performance obligation in each contract; (iii) determined the transaction price in each contract; (iv) were able to allocate the transaction price to the performance obligations in the contract; and (v) recognized revenue upon the satisfaction of the performance obligation. Upon the sales of the product to complete the procedures on the animals, the Company recognized revenue as that was considered the performance obligation.

All revenue recognized in the years ended December 31, 2023 and 2022 relate to the procedures performed with respect to the IsoPet® therapies.

Loss Per Share

The Company accounts for its loss per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic loss per share is computed by dividing loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. For the given periods of loss, of the periods ended in the years ended December 31, 2023 and 2022, the basic earnings per share equals the diluted earnings per share.

The following represent common stock equivalents that could be dilutive in the future as of December 31, 2023 and 2022, which include the following:

	December 31, 2023	December 31, 2022
Preferred stock	9,909,570	9,909,570
Restricted stock units	1,450,000	25,362,500
Common stock options	2,252,809	2,252,809
Common stock warrants	26,134,000	26,737,500
Total potential dilutive securities	39,746,379	64,762,379

Research and Development Costs

Research and developments costs, including salaries, research materials, administrative costs and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $732,698 and $343,802 in research and development costs for the years ended December 31, 2023 and 2022, respectively, all of which were recorded in the Company’s operating expense noted on the statements of operations for the periods then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. During the years ended December 31, 2023 and 2022, the Company incurred nominal advertising and marketing costs.

F-32

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. The Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of December 31, 2023 and 2022.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the years ended December 31, 2023 and 2022. The Company did not have any deferred tax liability or asset on its balance sheets on December 31, 2023 and 2022.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the years ended December 31, 2023 and 2022, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

Stock-Based Compensation

The Company recognizes compensation costs under FASB ASC Topic 718, Compensation – Stock Compensation and ASU 2018-07. Companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Recent Accounting Pronouncements

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2: RELATED PARTY TRANSACTIONS

In March 2022, the Chief Executive Officer exercised 75,000 warrants in a cashless exercise into 22,266 shares of common stock, and was issued 76,250 shares of common stock valued at $4,880 for services rendered.

In September 2023, the CEO advanced $10,000 to the Company which was repaid October 4, 2023.

NOTE 3: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 950,000,000 shares of common stock authorized, with a par value of $0.001, and as of December 31, 2023 and December 31, 2022, the Company has 387,894,033 and 362,541,528 shares issued and outstanding, respectively.

F-33

Preferred Stock

As of December 31, 2023 and 2022, the Company has 20,000,000 shares of Preferred stock authorized with a par value of $0.001. The Company’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

On October 8, 2018 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

On March 27, 2019 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series C Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

Series A Convertible Preferred Stock (“Series A Convertible Preferred”)

In June 2015, the Series A Certificate of Designation was filed with the Delaware Secretary of State to designate 2.5 million shares of our preferred stock as Series A Convertible Preferred. Effective March 31, 2016, the Company amended the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred of the Registrant, increasing the maximum number of shares of Series A Convertible Preferred from 2,500,000 shares to 5,000,000 shares. The following summarizes the current rights and preferences of the Series A Convertible Preferred:

Liquidation Preference. The Series A Convertible Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series A Certificate of Designation, each share of Series A Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Certificate of Designation), currently $4.00.

In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Convertible Preferred at that time will automatically convert into Series A Conversion Shares.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Convertible Preferred in cash at a price per share of Series A Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

F-34

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

(a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

(b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock (“Series B Convertible Preferred”)

In October 2018, the Series B Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series B Convertible Preferred. The following summarizes the current rights and preferences of the Series B Convertible Preferred:

Liquidation Preference. The Series B Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series B Certificate of Designation, each share of Series B Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Certificate of Designation), currently $0.08.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Convertible Preferred in cash at a price per share of Series B Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Convertible Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

F-35

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

(a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

(b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series B Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series C Convertible Preferred Stock (“Series C Convertible Preferred”)

In March 2019, the Series C Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series C Convertible Preferred. The following summarizes the current rights and preferences of the Series C Convertible Preferred:

Liquidation Preference. The Series C Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series C Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series C Certificate of Designation, each share of Series C Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series C Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series C Certificate of Designation), currently $0.08.

The Series C Convertible Preferred will only be convertible at any time after the date that the Company shall have amended its Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder or effect a reverse stock split of the outstanding shares of common stock by a sufficient amount to permit the conversion of all Series C Convertible Preferred into shares of common stock (“Authorized Share Approval”) (such date, the “Initial Convertibility Date”), each share of Series C Convertible Preferred shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in the Series C Certificate of Designation under the definition “Conversion Rights”.

Redemption. Subject to certain conditions set forth in the Series C Certificate of Designation, in the event of a Change of Control (defined in the Series C Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series C Convertible Preferred in cash at a price per share of Series C Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series C Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of 32 votes for every Series C Conversion Share issuable upon conversion of such holder’s outstanding shares of Series C Convertible Preferred. However, the Series C Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series C Convertible Preferred.

F-36

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series C Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series C Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

(a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

(b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series C Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series C Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Common and Preferred Stock Issuances – 2023

In April 2023, the Company issued 8,000,000 shares of common stock, warrants to purchase 2,665,000 shares of A Convertible Preferred, and warrants to purchase 8,000,000 shares of Series B Convertible Preferred, pursuant to our Offering Statement for our Regulation A+ Offering, for aggregate proceeds of $640,000. The Company sold the warrants to purchase shares of Series A Convertible Preferred and Series B Convertible Preferred for $10,665.

In October 2023, the Company issued 2,221,505 shares of common stock in a cashless exercise of warrants to purchase 2,132,000 shares of common stock.

In December 2023, the Company issued: (1) 500,000 shares of common stock in settlement of accounts payable of $28,450; (2) 8,132,000 shares of common stock and 8,132,000 warrants pursuant to the Offering Statement for the Regulation A+ Offering for an aggregate total of $528,580; (3) 2,499,000 shares of common stock in a cashless exercise of warrants to purchase 4,998,000 shares of common stock and issued new warrants to purchase 10,002,000 shares of common stock; and (4) issued 5,000,000 shares of common stock for 4,00,000 vested restricted stock units, for which the Company recognized a loss of $151,184 on this exchange of vested restricted stock units for shares of common stock.

Common and Preferred Stock Issuances - 2022

In March 2022, the Company issued 299,577 shares of common stock in the cashless exercise of warrants to purchase 825,000 shares of common stock, and issued 76,250 shares of common stock to its Chief Executive Officer for services rendered valued at $4,880. In June 2022, there was a fractional adjustment recorded for 90 shares of common stock.

On July 7, 2022, the Company sold 15,000,000 shares of common stock under the Regulation A+ Offering for cash proceeds of $1,200,000, and sold warrants to purchase 20,000,000 shares of common stock for cash proceeds of $20,000.

In September 2022, the Company issued 984,840 shares of common stock valued at $49,242 in settlement of accounts payable.

F-37

NOTE 4: COMMON STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Common Stock Options

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options and warrants, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

The following schedule summarizes the changes in the Company’s stock options:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number Of Shares	Exercise Price Per Share	Remaining Contractual Life	Aggregate Intrinsic Value	Exercise Price Per Share
Balance at December 31, 2021	2,252,809	$0.024-0.04	7.70 years	$83,992	$0.04

Options granted	-	$-	-		$-
Options exercised	-	$-	-		$-
Options expired/canceled	-	$-	-		$-

Balance at December 31, 2022	2,252,809	$0.024-0.04	6.70 years	$16,032	$0.04

Exercisable at December 31, 2022	2,252,809	$0.024-0.04	6.70 years	$16,032	$0.04

Balance at December 31, 2022	2,252,809	$0.024-0.04	6.70 years	$16,032	$0.04

Options granted	-	$-	-		$-
Options exercised	-	$-	-		$-
Options expired/canceled	-	$-	-		$-

Balance at December 31, 2023	2,252,809	$0.024-0.04	5.70 years	$78,886	$0.04

Exercisable at December 31, 2023	2,252,809	$0.024-0.04	5.70 years	$78,886	$0.04

During the years ended December 31, 2023 and 2022, the Company recognized $0 and $0, respectively, worth of stock based compensation related to the vesting of it stock options.

F-38

Common Stock Warrants

The following schedule summarizes the changes in the Company’s stock warrants:

	Warrants Outstanding		Weighted Average		Weighted Average
	Number Of Shares	Exercise Price Per Share	Remaining Contractual Life	Aggregate Intrinsic Value	Exercise Price Per Share
Balance at December 31, 2021	31,862,500	$ 0.04-0.10	1.02 years	$538,875		$0.07

Warrants granted	20,000,000	$ 0.01 – 0.08	2.50			$0.0725
Warrants exercised	(4,158,333)	$-	-		$
Warrants expired/cancelled	(20,966,667)	$-	-		$

Balance at December 31, 2022	26,737,500	$ 0.08-0.10	1.52 years	$-		$0.09

Exercisable at December 31, 2022	26,737,500	$ 0.06-0.10	1.52 years	$-		$0.09

Warrants granted	28,799,000	$0.0827	-	-		$-
Warrants redeemed	(500,000)	$-	-	-		$-
Warrants exercised	(7,663,000)	$-	-	-		$-
Warrants exchanged	(10,002,000)	$-	-	-		$-
Warrants expired/cancelled	(11,237,500)	$-	-	-		$-

Balance at December 31, 2023	26,134,000	$ 0.06-0.10	3.54 years	$-		$0.0827

Exercisable at December 31, 2023	26,134,000	$ 0.06-0.10	3.54 years	$-		$0.0827

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. In the years ended 2023 and 2022 all warrants issued were issued pursuant to the Regulation A+ Offering, and are included in equity. The following assumptions were used for the periods as follows:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
Expected term	-	.5 – 3 years
Expected volatility	-%	66%
Expected dividend yield	-	-
Risk-free interest rate	-%	3%

In April and December 2023, the Company sold warrants to purchase 18,797,000 shares of Common Stock in the Regulation A+ Offering for cash proceeds of $18,797. In addition during the year ended December 31 2023: (1) warrants to purchase 10,002,000 shares of common stock were issued when the Company exchanged warrants to purchase 10,002,000 shares of common stock and issued 2,499,000 shares of common stock; (2) warrants to purchase 7,663,000 shares of common stock were exercised or expired; (3) warrants to purchase 11,237,500 shares of common stock expired; and (4) warrants to purchase 500,000 shares of common stock were redeemed.

In March 2022 the Company issued 299,577 shares of common stock in the cashless exercise of warrants to purchase 825,000 shares of common stock. In June 2022, warrants to purchase 1,000,000 shares of common stock expired.

On July 7, 2022, the Company sold 15,000,000 shares under the Regulation A+ Offering for $1,200,000 , and warrants to purchase 20,000,000 shares of common stock for $20,000.

F-39

Restricted Stock Units

The following schedule summarizes the changes in the Company’s restricted stock units (“RSUs”):

	Number	Weighted Average
	Of	Grant Date
	Shares	Fair Value

Balance at December 31, 2021	25,262,500	$0.08

RSU’s granted	100,000	$0.082
RSU’s vested	(15,100,000)	$-
RSU’s forfeited	-	$-

Balance at December 31, 2022	10,262,500	$0.08
RSUs forfeited	(262,500)
RSUs granted	6,900,000	$0.068
RSUs vested	(15,450,000)	$-
Balance at December 31, 2023	1,450,000	$0.09

During the years ended December 31, 2023 and 2022, the Company recognized $1,239,950 and $1,389,700 worth of expense related to the vesting of its RSU’s. As of December 31, 2023, the Company had $131,950 worth of expense yet to be recognized for RSU’s not yet vested.

On February 3, 2022 and May 3, 2022, 10,000,000 of the RSUs valued at $900,000 to the Chief Executive Officer vested. On June 1, 2022, 100,000 RSUs were granted to a consultant valued at $8,200 that vested immediately.

On May 1, 2023, the Company granted 2,900,000 RSUs to consultants, with 25% of such RSUs vesting immediately, 25% vest on December 31, 2023, 25% vest on December 31, 2024 and the remaining 25% vest on December 31, 2025. These RSUs are valued at $263,900.

On August 4, 2023, the Chief Executive Officer rescinded 1,012,500 of which 750,000 had vested in prior years, of his fully vested RSUs.

In December 2023, the Company granted 5,000,000 immediately vested RSUs to a consultant, for which the RSUs are valued at $208,000.

NOTE 5: COMMITMENT

On June 4, 2019, the Company entered into an Executive Employment Agreement (“Employment Agreement”) with Dr. Michael K. Korenko, the Company’s Chief Executive Officer. The employment term under the Employment Agreement commenced with an effective date of June 11, 2019 and expires on December 31, 2020, and December 31 of each successive year if the Employment Agreement is extended, unless terminated earlier as set forth in the Employment Agreement. The Company on December 31, 2020 extended this agreement through December 31, 2021 while renegotiating terms of a new Employment Agreement. On May 3, 2021, the Company and the Chief Executive Officer agreed the terms of a new Employment Agreement with an effective date of January 1, 2021 that has a term of three years and expired December 31, 2023. The Company renewed the Employment Agreement for a term of two years expiring December 31, 2025.

Under the terms of the Employment Agreement effective January 1, 2024, the Company shall pay to Dr. Korenko a base compensation of $295,500. In addition, there is a discretionary bonus to be earned in the amount of $10,000 per quarter upon the satisfaction of conditions to be determined by the Board of Directors of the Company. In addition, the Company granted Dr. Korenko 20,000,000 restricted stock units on January 1, 2024 that vest over the two year period.

NOTE 6: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-40

Net deferred tax assets consist of the following components as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Net operating loss carryover	$6,840,000	$6,500,000
Capital Loss Carryover	3,400	3,400
Valuation allowance	(6,843,400)	(6,503,400)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the years ended December 31, 2023 and 2022 due to the following:

	December 31, 2023	December 31, 2022
Book income (loss)	$(607,900)	$(518,700)
Forgiveness of debt	-	-
Depreciation	(1,100)	(1,100)
Related party accrual	-	-
Stock for services	260,400	291,800
Other non-deductible expense	6,300	10,500
Valuation allowance	342,300	217,500
Income tax expense	$-	$-

At December 31, 2023, the Company had net operating loss carryforwards of approximately $32,585,800.

ASC Topic 740 – Income Taxes (“ASC 740”) provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit, which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2023, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction. The Company is located in the state of Washington and Washington state does not require the filing of income taxes. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2017.

NOTE 7: SUBSEQUENT EVENTS

From January 1, 2024 through the date of filing, the Company issued 2,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock pursuant to the Regulation A+ Offering for cash proceeds of $128,000.

The Chief Executive Officer entered into the Employment Agreement with the Company for two years and received 20,000,000 RSUs that vest over the two year term of the Employment Agreement.

F-41

Index to Exhibits

2.1	Certificate of Incorporation of Savage Mountain Sports Corporation, dated January 11, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.3	Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation, dated May 23, 2006 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.4	Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.5	Certificate of Amendment to the Certificate of Incorporation increasing authorized common stock and authorizing preferred stock, dated May 18, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 18, 2011).
2.6	Certificate of Amendment to the Certificate of Incorporation authorizing a series of Preferred Stock to be named “Series A Convertible Preferred Stock”, consisting of 2,500,000 shares, which series shall have specific designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions as outlined in the Certificate of Designations, filed June 30, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 7, 2015).
2.7	Certificate of Amendment to the Certificate of Incorporation increasing the authorized series of “Series A Convertible Preferred Stock” to 5,000,000 shares, filed March 31, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 7, 2016).
2.8	Certificate of Amendment to the Certificate of Incorporation authorizing a series of Preferred Stock to be named “Series B Convertible Preferred Stock”, consisting of 5,000,000 shares, which series shall have specific designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions as outlined in the Certificate of Designations, filed October 10, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
2.9	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Vivos Inc., dated March 27, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2019).
2.10	Certificate of Amendment to its Certificate of Incorporation of Vivos Inc., as amended, effecting a 1-for-8 reverse split, dated June 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2019).
3.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
3.2	Form of Series A Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2022).
3.3	Form of Series B Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 11, 2022).
3.4	Form of Series C Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 27, 2023).
4.1	Subscription Agreement (filed herewith)
6.1	Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
6.2	Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.3	Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation, dated September 22, 2006 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.4	Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.5	Form of Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2012).
6.6	Promissory Note dated December 16, 2008 between Advanced Medical Isotope Corporation and Carlton M. Cadwell (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 3, 2012).
6.7	2015 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed May 25, 2016).
6.8	Washington State University Sub-Award Agreement for the period December 15, 2017 through January 31, 2018.(incorporated by reference to Exhibit 10.13 to the Company’s Annual report on Form 10-K, filed April 2, 2018).
6.9	The Curators of the University of Missouri Sponsored Research Contract for the period November 1, 2017 through October 31, 2018. (incorporated by reference to Exhibit 10.14 to the Company’s Annual report on Form 10-K, filed April 2, 2018).
6.10	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
6.11	Employment Agreement between Vivos Inc. and Michael Korenko, dated May 3, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2021.
6.12	Form of Series C Warrant Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 27, 2023).
6.13	Form of Warrant Exchange Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 27, 2023).
6.14	Amended and Restated Employment Agreement between Vivos Inc. and Michael Korenko. Dated December 19, 2023, with a deemed effective date of January 1, 2024 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on March 25, 2024).
11.1	Consent of Independent Registered Public Accounting Firm - Fruci & Associates II, PLLC (filed herewith)
12.1	Attorney opinion on legality of the offering (filed herewith)

42

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richland, State of Washington, on July 15, 2024.

By:	/s/ Michael K. Korenko
Name:	Michael K. Korenko
Title:	President and Chief Executive Officer
(Principal Executive Officer)

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Korenko	President, Chief Executive Officer,	July 15, 2024
Michael K. Korenko	Director and Corporate Secretary
(Principal Executive Officer)

/s/ Michael Pollack	Interim Chief Financial Officer	July 15, 2024
Michael Pollack	(Principal Financial and Accounting Officer)

/s/ Carlton M. Cadwell	Chairman of the Board	July 15, 2024
Carlton M. Cadwell

43